Filed Pursuant to Rule 424(b)(3)

Registration No. 333-273319

PROSPECTUS SUPPLEMENT NO. 5

(to Prospectus dated July 28, 2023)

Canopy Growth Corporation

13,218,453 Common Shares

This prospectus supplement supplements the prospectus dated July 28, 2023 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-273319). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2023 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the offer and sale, from time to time, of up to 13,218,453 of our common shares (the “Shares”) by the selling securityholders listed in the section of the Prospectus entitled “Selling Securityholders” (the “Selling Securityholders”). The Shares were issued to the Selling Securityholders (i) on May 17, 2022 and May 25, 2022 pursuant to an Option Agreement, dated as of May 17, 2022, by and among us, Canopy Oak LLC (“Canopy Oak”), Lemurian, Inc., a California corporation, and the other parties thereto; (ii) on May 17, 2022 pursuant to an Option Agreement, dated as of May 17, 2022, by and among Canopy Oak and the other parties thereto; and (iii) on November 4, 2022 and March 17, 2023 pursuant to the Third Amendment to Tax Receivable Agreement, dated as of October 24, 2022, by and among us, Canopy USA, LLC, a Delaware limited liability company, Acreage Holdings America, Inc., a Nevada corporation, High Street Capital Partners, LLC, a Delaware limited liability company (“HSCP”), and certain members of HSCP.

Investing in our common shares (“Common Shares”) involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Item 1A. Risk Factors” beginning on page 29 of our Annual Report on Form 10-K for the year ended March 31, 2023 (the “Annual Report”), which is incorporated by reference in the Prospectus, as well as the risk factors discussed in the periodic reports and other documents we file from time to time with the SEC and with applicable Canadian securities regulators, and which we incorporate into the Prospectus by reference. See also “Risk Factors” beginning on page 6 of the Prospectus.

Our Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “WEED” and on the Nasdaq Global Select Market under the symbol “CGC.” On September 15, 2023, the closing price of our Common Shares on the Nasdaq Global Select Market was US$1.35 per share.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 18, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2023

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive officers)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 18, 2023, Canopy Growth Corporation (the “Company”), entered into Subscription Agreements (collectively, the “Subscription Agreements”) with certain institutional investors (collectively, the “Investors”) pursuant to which the Company agreed sell to the Investors up to an aggregate of $50,000,000 of securities of the Company in a private placement (the “Private Placement”) of units (the “Units”). Each Unit consists of one common share of the Company (a “Common Share”) and one warrant exercisable for one Common Share (a “Warrant”).

Pursuant to the Subscription Agreements, the Company agreed to issue to the Investors 22,929,468 Units for aggregate gross proceeds of $25,000,000 (the “Initial Closing”). In addition, the Company granted the Investors an over-allotment option to purchase up to an additional 22,929,468 Units for aggregate proceeds of up to $25,000,000, which may be exercised at the Investors’ option within 45 days of the date of the Subscription Agreement (the “Over-Allotment Option”). The purchase price per Unit was $1.09.

The Private Placement (exclusive of the Over-Allotment Option, if exercised) is expected to close on or about September 19, 2023 (the “Initial Closing Date”), subject to customary closing conditions. After the payment of the fees payable to the Placement Agents (as defined below) and estimated offering expenses payable by the Company in connection with the Private Placement, the Company expects to receive net proceeds of approximately $23 million (approximately $47 million assuming full exercise of the Over-Allotment Option). The Company intends to use the net proceeds from the Private Placement for general corporate purposes.

Each Warrant entitles the holder, for a period of five years from the date of issuance, to purchase one Common Share at an exercise price of $1.35 per Common Share.

The Subscription Agreements include standard representations, warranties and covenants of the Company and the Investors, including certain restrictions on future issuances of Common Shares.

In connection with the Private Placement, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investors on the Initial Closing Date, pursuant to which the Company will agree to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the Common Shares underlying the Units and the Common Shares issuable upon exercise of the Warrants issued in connection with the Private Placement within two trading days of the Initial Closing Date, with such registration statement to be declared effective by the SEC within five trading days after the SEC staff informs the Company that it will not review such registration or, if such registration statement is subject to full review by the SEC, within 60 calendar days after the initial filing date of such registration statement. If the Over-Allotment Option is exercised, the Company will enter into a registration rights agreement in substantially the same form as the Registration Rights Agreement to register for resale the Common Shares underlying the Units and the Common Shares issuable upon exercise of the Warrants issued in connection with the Over-Allotment Option.

ATB Capital Markets Inc. and A.G.P./Alliance Global Partners acted as placement agents (together, the “Placement Agents”) for the Private Placement.

The foregoing descriptions of the Warrants, the Subscription Agreement and the Registration Rights Agreement do not purport to be complete and are qualified by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K (“Current Report”) as Exhibits 4.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above and the first paragraph of Item 8.01 below related to the Private Placement are incorporated by reference into this Item 3.02. The issuance of the Common Shares and the Warrants underlying the Units and the Common Shares underlying the Warrants are being made in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

In connection with the Private Placement, the Company entered into an engagement letter with the Placement Agents (the “Engagement Letter”), pursuant to which the Company agreed to pay the Placement Agents a cash fee equal to 5.0% of the gross proceeds received by the Company in the Private Placement, in addition to the reimbursement for reasonable expenses, including fees and disbursements of the Placement Agents’ Canadian and US legal counsels (up to a maximum aggregate amount of US$200,000 exclusive of taxes and disbursements). The Engagement Letter contains customary representations, warranties, terms and conditions, including for indemnification of the Placement Agents by the Company.

On September 18, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Warrant.
10.1*	Form of Subscription Agreement, dated September 18, 2023.
10.2*	Form of Registration Rights Agreement.
99.1	Press Release, dated September 18, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

Dated: September 18, 2023	By:	/s/ Judy Hong
Judy Hong
Chief Financial Officer

Exhibit 4.1

EXECUTION VERSION

THESE WARRANTS AND THE SECURITIES DELIVERABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO CANOPY GROWTH CORPORATION (THE “CORPORATION”) (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B), (C)(1), (C)(2) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO ODYSSEY TRUST COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THE SECURITIES EVIDENCED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OR U.S. STATE SECURITIES LAWS. THESE WARRANTS MAY NOT BE EXERCISED UNLESS THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LEGISLATION OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE AT OR BEFORE 5:00 P.M. (TORONTO TIME) ON THE EXPIRY DATE (AS DEFINED HEREIN) AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

WARRANTS TO PURCHASE UP TO [_] COMMON SHARES OF

Canopy Growth Corporation
(existing under the laws of Canada)

Warrant Certificate Number – 2023-09-[_]	Number of Warrants represented by this certificate: [_]

THIS CERTIFIES that, for value received [Holder Name], [Holder Address] (the “Holder”), is the registered holder of [_] warrants (collectively, the “Warrants”; each a “Warrant”), each Warrant entitling the Holder, subject to the terms and conditions set forth in this Warrant Certificate (the “Certificate”), to purchase from Canopy Growth Corporation (the “Company”), one common share in the capital of the Company (a “Common Share”), on payment of a price per Common Share equal to US$1.35, subject to adjustment as set forth herein (the “Exercise Price”), at any time until 5:00 p.m. (Toronto time) on September [19], 2028 (the “Expiry Date”), at which time the Warrants evidenced by this Certificate shall become wholly void and the unexercised portion of the subscription right represented hereby will expire and terminate (the “Time of Expiry”). The number of Common Shares which the Holder is entitled to acquire upon exercise of the Warrants and the Exercise Price are subject to adjustment as hereinafter provided.

The Holder shall be entitled to the rights evidenced by this Certificate free from all equities and rights of set-off or counterclaim between the Company and the original or any interim holder and all persons may act accordingly and the receipt by the Holder of the Common Shares issuable upon exercise hereof shall be a good discharge to the Company.

1.	Exercise of Warrants.

(a)	Election to Purchase. Subject to Section 1(e) hereof, the rights evidenced by this Certificate may be exercised by the Holder in whole or in part in accordance with the provisions hereof by delivery of an election to purchase in substantially the form attached hereto as Schedule 1 (the “Election to Purchase”), properly completed and executed, together with payment by wire transfer, certified cheque or bank draft of the Exercise Price for the number of Common Shares specified in the Election to Purchase, at the office of the Company at 1 Hershey Drive, Smiths Falls, Ontario K7A 0A8 or such other address in Canada as may be notified in writing by the Company. No ink original Election to Purchase shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Election to Purchase form be required. In the event that the rights evidenced by this Certificate are exercised in part, the Company shall, contemporaneously with the issuance of the Common Shares issuable on the exercise of the Warrants so exercised, issue to the Holder a Warrant Certificate on identical terms in respect of that number of Common Shares in respect of which the Holder has not exercised the rights evidenced by this Certificate.

Exercise. Subject to the restrictions set out in Section 1(e), hereof, the Company shall, within two business days after the date that the Company received a duly executed Election to Purchase and the Exercise Price for the number of Common Shares specified in the Election to Purchase (the “Exercise Date”), issue that number of Common Shares specified in the Election to Purchase.

(b)	Certificates and Electronic Deposits. As promptly as practicable after the Exercise Date (but no later than two business days after the Exercise Date), the Company shall, as specified by the Holder in the Election to Purchase, issue and deliver to the Holder, registered in the name of the Holder, a certificate or direct registration statement for the number of Common Shares issuable on exercise of the Warrants so exercised and a Certificate representing the balance of any unexercised Warrants. To the extent permitted by law and subject to Section 1(e), such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Warrants which have been exercised as such shall cease, and the Common Shares and any unexercised Warrants shall then be issuable upon such exercise as outlined above and the Holder shall be deemed to have become the holder of record of the Common Shares and unexercised Warrants represented thereby. The Company shall pay any and all taxes and other expenses of the Company (including overnight delivery charges) that may be payable with respect to the issuance and delivery of Common Shares issuable upon exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Common Shares or Warrants in a name other than that of the Holder or an affiliate thereof.

(c)	Legend. All certificates representing Common Shares issued pursuant to this Certificate shall bear the following legend:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO CANOPY GROWTH CORPORATION (THE “CORPORATION”) (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B), (C)(1), (C)(2) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO ODYSSEY TRUST COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

The Company acknowledges and agrees that the Holder may from time to time, subject to applicable law, pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Common Shares issued upon exercise of the Warrants to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the U.S. Securities Act and, if required under the terms of such arrangement, the Holder may transfer pledged or secured securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Holder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of securities may reasonably request in connection with a pledge or transfer of the securities, including, if the securities are subject to registration pursuant to the applicable registration rights agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the U.S. Securities Act or other applicable provision of the U.S. Securities Act to appropriately amend the list of Selling Stockholders (as defined in the applicable registration rights agreement) thereunder. The Company shall cause its counsel to issue a legal opinion to the transfer agent or the Holder promptly after the effective date of the applicable registration statement if required by the transfer agent to effect the removal of the legend hereunder in connection with a sale in accordance with the Share Transfer Memo (as such term is defined in the applicable registration rights agreement). Except as otherwise required by applicable law, the Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 1(c).

(d)	Fractional Common Shares. No fractional Common Shares shall be issued upon exercise of the Warrants represented by this Certificate.

(e)	Maximum Percentage. Notwithstanding anything to the contrary in this Certificate, in no event (including, for greater certainty, on maturity) shall the Company issue, be required to issue or be deemed to have issued a number of Common Shares upon exercise or otherwise pursuant to the Warrants, and the Holder shall not have the right to exercise any portion of the Warrants pursuant to the terms and conditions of this Certificate and any such exercise shall be null and void and treated as if never made, in each case, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties (as defined below) collectively would beneficially own or exercise control or direction over, directly or indirectly in excess of 4.99% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such exercise. Notwithstanding the foregoing, the Holder may, upon notice to the Company, increase or decrease the Maximum Percentage, provided that the Maximum Percentage in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of the Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 1(e) shall continue to apply; provided, further, any increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company. In the event that the issuance of Common Shares under this Certificate would result in the Holder (collectively with any other Attribution Parties) beneficially owning or being able to exercise control or direction over, directly or indirectly, the Maximum Percentage of the Common Shares outstanding immediately after giving effect to such exercise or issuance, such number of Common Shares up to but not in excess of the Maximum Percentage shall be issued and after such number of Common Shares have been issued, the remaining issued and outstanding Warrants shall be automatically deemed to be unexercised. For purposes of this paragraph, the aggregate number of Common Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Common Shares held by the Holder and all other Attribution Parties plus the number of Common Shares issuable upon exercise of any Warrants with respect to which the determination of such calculation is being made, but shall exclude Common Shares which would be issuable upon (A) exercise of the remaining, outstanding Warrants beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(e). For purposes of this Section 1(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “U.S. Securities Exchange Act”). For purposes of determining the number of outstanding Common Shares the Holder may acquire upon exercise of the Warrants without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Common Shares as reflected in the most recent of (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the U.S. Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or its transfer agent, if any, setting forth the number of Common Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives an Election to Purchase from the Holder at a time when the actual number of outstanding Common Shares is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of Common Shares then outstanding and, to the extent that such Election to Purchase would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(e), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Common Shares to be exercised pursuant to such Election to Purchase. For any reason at any time, upon the written request of the Holder, the Company shall within one Business Day confirm orally and in writing or by electronic mail to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Shares to the Holder upon exercise of the Warrants results in the Holder and the other Attribution Parties being deemed to beneficially own or exercise control or direction over, directly or indirectly, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the U.S. Securities Exchange Act), the number of Common Shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership or control exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. The provisions of this paragraph shall be construed and implemented in strict conformity with the terms of this Section 1(e) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(e) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of any and all Warrants. For the purposes of this Section 1(e), “Attribution Parties” shall mean, collectively, the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Holder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the Holder or any of the foregoing, (iii) any person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other persons whose beneficial ownership of the Common Shares would or could be aggregated with the Holders and the other Attribution Parties for purposes of Section 13(d) of the U.S. Securities Exchange Act; and “Group” shall mean a “group” as that term is used in Section 13(d) of the U.S. Securities Exchange Act and as defined in Rule 13d-5 thereunder. For clarity, the purpose of these definitions are to subject the Holder and all other Attribution Parties to the Maximum Percentage.

(f)	Adjustments. The subscription rights in effect under the Warrants for Common Shares issuable upon the exercise of the Warrants shall be subject to adjustment from time to time as follows:

(i)	If, at any time from the date hereof until the Time of Expiry (the “Adjustment Period”), the Company shall:

(A)	subdivide, re-divide or change its outstanding Common Shares into a greater number of Common Shares;

(B)	reduce, combine or consolidate its outstanding Common Shares into a lesser number of Common Shares; or

(C)	issue Common Shares to all or substantially all of the holders of Common Shares by way of stock dividend or other distribution (other than, if applicable, a dividend paid in the ordinary course or a distribution of Common Shares upon the exercise of warrants, options, restricted share units or other exchangeable or convertible securities of the Company);

(any of such events in subsections 1(f)(i)(A), (B) or (C) being called a “Common Share Reorganization”) then, in each such event, the Exercise Price shall be adjusted as of the effective date or record date of such Common Share Reorganization, as the case may be, and shall, in the case of the events referred to in (A) or (C) above, be decreased in proportion to the increase in the number of outstanding Common Shares resulting from such subdivision, re-division, change or distribution, or shall, in the case of the events referred to in (B) above, be increased in proportion to the decrease in the number of outstanding Common Shares resulting from such reduction, combination or consolidation, in each case by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding as of the effective date or record date after giving effect to such Common Share Reorganization. Such adjustment shall be made successively whenever any event referred to in this subsection 1(f)(i) shall occur. Upon any adjustment of the Exercise Price pursuant to this subsection 1(f)(i), the Exchange Rate (as defined below) shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment. “Exchange Rate” means the number of Common Shares subject to the right of purchase under each Warrant, which, as of the date hereof, is one Common Share for one Warrant.

(ii)	If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) less than 95% of the Current Market Price (as defined below) on the date of announcement of such issuance (a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable. Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that no such rights or warrants are exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or, if any such rights or warrants are exercised, to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such rights or warrants, as the case may be. Upon any adjustment of the Exercise Price pursuant to this subsection 1(f)(ii), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment.

(iii)	If and whenever at any time during the Adjustment Period the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) securities of any class, whether of the Company or any other entity (other than Common Shares), (ii) rights, options or warrants to subscribe for or purchase Common Shares (or other securities convertible into or exchangeable for Common Shares), other than pursuant to a Rights Offering; (iii) evidences of its indebtedness or (iv) any cash, securities or other property or other assets (other than, if applicable, dividends paid in the ordinary course) and if such issue or distribution does not constitute a Common Share Reorganization, a Rights Offering or a distribution of Common Shares upon the exercise of Warrants or any outstanding options, then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on such record date, less the excess, if any, of the fair market value on such record date, as determined by the directors of the Company, acting reasonably (whose determination shall be conclusive, subject to prior written consent of the TSX and any other applicable stock exchange approvals), of such cash, securities or other property or other assets so issued or distributed over the fair market value of any consideration received therefor by the Company from the holders of the Common Shares, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price. Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed. Upon any adjustment of the Exercise Price pursuant to this subsection 1(f)(iii), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment.

(iv)	If and whenever at any time during the Adjustment Period, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in subsection 1(f)(i) or a consolidation, amalgamation, arrangement or merger of the Company with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Holder that has not exercised its Warrants prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the exercise of such Warrant thereafter, shall be entitled to receive upon payment of the Exercise Price and shall accept, in lieu of the number of Common Shares that prior to such effective date the Holder would have been entitled to receive the number of shares or other securities or property of the Company or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares to which prior to such effective date it was entitled to acquire upon the exercise of the Warrants. If determined appropriate by the Company, relying on advice of legal counsel, to give effect to or to evidence the provisions of this subsection 1(f)(iv), the Company, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an agreement or certificate which shall provide, to the extent possible, for the application of the provisions set forth in this Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Certificate shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which the Holder is entitled on the exercise of its acquisition rights thereafter. Any agreement or certificate entered into between the Company, any successor to the Company or such purchasing body corporate, partnership, trust or other entity and the Holder shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subsection 1(f) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances arrangements.

(v)	If and whenever at any time during the Adjustment Period the Company or a subsidiary of the Company shall make an issuer bid or a tender or exchange offer (other than an odd lot offer or a normal course issuer bid) to all or substantially all of the holders of Common Shares for all or any portion of the Common Shares where the cash and the value of any other consideration included in such payment per Common Share exceeds the Current Market Price on the business day immediately preceding the commencement of the issuer bid or tender or exchange offer (any such issuer bid or tender or exchange offer being called an “Issuer Bid”), the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price in effect on the date of the completion of such Issuer Bid by a fraction, the numerator of which shall be the product of (A) the number of Common Shares outstanding immediately prior to the completion of the Issuer Bid (without giving effect to any reduction in respect of any tendered or exchanged shares) and (B) the Current Market Price on the trading day immediately preceding the commencement of the Issuer Bid, and the denominator of which shall be the sum of (A) the fair market value (determined by the board of directors of the Company, acting reasonably and in good faith) of the aggregate consideration paid by the Company or subsidiary to holders of Common Shares upon the completion of such Issuer Bid, and (B) the product of (I) the difference between the number of Common Shares outstanding immediately prior to the completion of the Issuer Bid (without giving effect to any reduction in respect of tendered or exchanged shares) and the number of Common Shares actually purchased by the Company or subsidiary pursuant to the Issuer Bid, and (II) the Current Market Price on the trading day immediately preceding the commencement of the Issuer Bid.

(vi)	In any case in which this subsection 1(f)(vi) shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Holder of any Warrant exercised after the record date and prior to completion of such event the additional Common Shares issuable by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the relevant date of exercise or such later date as the Holder would, but for the provisions of this subsection 1(f)(vi), have become the holder of record of such additional Common Shares pursuant to this subsection 1(f).

(vii)	In any case in which subsection 1(f)(i)(C), subsection 1(f)(ii) or subsection 1(f)(iii) require that an adjustment be made to the Exercise Price, no such adjustment shall be made if the Holder of the outstanding Warrants receives, subject to any required TSX approval or other stock exchange or regulatory approval, the rights or warrants referred to in subsection 1(f)(i)(C), subsection 1(f)(ii) or the shares, rights, options, warrants, evidences of indebtedness or assets referred to in subsection 1(f)(iii), as the case may be, in such kind and number as they would have received if they had been holders of Common Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding Warrants having then been exercised into Common Shares at the Exercise Price in effect on the applicable record date or effective date, as the case may be.

(viii)	Each Common Share issued upon exercise of Warrants shall be entitled to receive, in addition to any Common Shares received in connection with such exercise, rights under the shareholder rights plan or equivalent plan, if any, and the certificates (if applicable) representing the Common Shares issued upon such exercise shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan or equivalent plan adopted by the Company, as the same may be amended from time to time, and the Exercise Price shall not be adjusted in connection therewith. If prior to any exercise of Warrants, however, such rights have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights agreement, the Exercise Price shall be adjusted at the time of separation as if the Company distributed to all holders of Common Shares, rights options or warrants as described in subsection 1(f)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(ix)	The adjustments provided for in this subsection 1(f) are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest whole cent and shall apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this subsection 1(f), provided that, notwithstanding any other provision of this Section, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect or the number of Common Shares issuable upon the exercise of a Warrant by at least one onehundredth of a Common Share; provided, however, that any adjustments which by reason of this subsection 1(f)(ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(x)	After any adjustment pursuant to this subsection 1(f), the term “Common Shares”, where used in this Certificate, shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this subsection 1(f), the Holder is entitled to receive upon the exercise of Warrants, and the number of Common Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Common Shares or other property or securities the Holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this subsection 1(f), upon the full exercise of a Warrant.

(xi)	All Common Shares or shares of any class or other securities, which the Holder is at the time in question entitled to receive on the exercise of its Warrant, whether or not as a result of adjustments made pursuant to this subsection 1(f), shall, for the purposes of the interpretation of this Certificate, be deemed to be Common Shares which such Holder is entitled to acquire pursuant to such Warrant.

(xii)	Notwithstanding anything in this subsection 1(f), no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Common Shares is being made pursuant to this Certificate or in connection with (a) any share incentive plan or restricted share unit plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Company; or (b) the satisfaction of existing instruments issued as of the date hereof.

(xiii)	As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Company shall take any action which may, in the opinion of legal counsel, be necessary in order that the Company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Common Shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(xiv)	The Company shall from time to time promptly after the occurrence of any event which requires an adjustment or readjustment as provided in subsection 1(f), deliver a certificate of the Company to the Holder specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(xv)	The Company covenants to and in favour of the Holder that so long as this Warrant remains outstanding, it will give notice to the Holder of the effective date or of its intention to fix a record date for any event referred to in this subsection 1(f) whether or not such action would give rise to an adjustment in the Exercise Price or the number and type of securities issuable upon the exercise of the Warrants, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date.

(xvi)	The Company covenants with the Holder that it will not close its transfer books or take any other corporate action which might deprive the Holder of the opportunity to exercise its right of acquisition hereunder during the period of 10 business days after the giving of the certificate set forth in subsection 1(f)(xiii)

(xvii)	If the Company, after the date hereof, shall take any action affecting the Common Shares other than action described in subsection 1(f), which in the reasonable opinion of the directors of the Company would materially affect the rights of the Holder, the Exercise Price and/or the Exchange Rate, the number of Common Shares which may be acquired upon exercise of the Warrants shall be adjusted in such manner and at such time, by action of the directors, acting reasonably and in good faith, in their sole discretion as they may determine to be equitable to the Holder in the circumstances, provided that no such adjustment will be made unless any requisite prior approval of the TSX and any other stock exchange on which the Common Shares are listed for trading has been obtained, as applicable. No adjustments shall be made pursuant to this subsection 1(f)(xvii) if the Holder is entitled to participate in any event described in this subsection 1(f)(xvii) on the same terms, mutatis mutandis, as if the Holder had exercised their Warrants prior to, or on the effective date or record date (as applicable) of, such event.

(xviii)	If at any time a question or dispute arises with respect to adjustments provided for in this subsection 1(f)(xviii), such question or dispute will be conclusively determined by the auditor of the Company or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors of the Company and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Company and the Holder. The Company will provide such auditor or chartered accountant with access to all necessary records of the Company.

(g)	Shares to be Reserved. The Company will at all times keep available and reserve out of its authorized Common Shares, solely for the purpose of issuing upon the exercise of the Warrants, such number of Common Shares as shall then be issuable upon the exercise of the Warrants. The Company covenants and agrees that all such Common Shares which shall be so issuable will, upon issuance and receipt of the Exercise Price therefore, be duly authorized and issued as fully paid and nonassessable. The Company will take all such actions as may be necessary to ensure that all such Common Shares may be so issued without violation of any applicable requirements of any exchange upon which the Common Shares may be listed or in respect of which the Common Shares are qualified for unlisted trading privileges. The Company will take all such actions as are within its power to ensure that all such Common Shares may be so issued without violation of any applicable law.

(h)	Issue Tax. Upon the exercise of Warrants, the issuance of certificates, if any, for the Common Shares and the issuance of Certificates for any unexercised Warrants shall be made without charge to the Holder, including for any issuance tax in respect thereto, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate(s) in a name other than that of the Holder.

(i)	Listing. The Company will, at its expense and as expeditiously as possible, use its commercially reasonable efforts to cause all Common Shares issuable upon the exercise of the Warrants to be duly listed on the TSX and/or any other stock exchange upon which the Common Shares may be then listed prior to the issuance of such Common Shares and the Company will provide notice to the Nasdaq Stock Market (the “NASDAQ”) with respect to the listing of all Common Shares issuable upon exercise of the Warrants.

(j)	Current Market Price. For the purposes of any computation hereunder, the “Current Market Price” at any date shall be the volume weighted average trading price (“VWAP”) per Common Share for the 20 consecutive trading days ending five trading days prior to the relevant date on the TSX or if on such date the Common Shares are not listed on the TSX, on the most senior stock exchange in Canada on which the Common Shares may then be listed and on which there is the greatest volume of trading of the Common Shares for such 20 day period, or, if the Common Shares or any other security in respect of which a determination of Current Market Price is being made are not listed on any stock exchange, which includes the TSX, the Current Market Price shall be determined in good faith by the directors of the Company, which determination shall be conclusive, absent fraud or manifest error. The VWAP shall be determined by dividing the aggregate sale price of all such Common Shares sold on the said exchange during the said 20 consecutive trading days by the total number of such Common Shares so sold.

2.	Transfer of Warrants. Subject to applicable securities laws, the Warrants represented by this Certificate are transferable by the Holder to any person, upon delivery of this Certificate and a duly executed transfer form in substantially the form attached hereto as Schedule 2 (the “Transfer Form”) or such other instrument of transfer in such form as the Company may from time to time prescribe and delivered to the Company. The Warrants may be offered, sold, pledged or otherwise transferred only: (a) to the Company (b) outside the United States in compliance with rule 904 of Regulation S under the U.S. Securities Act and in compliance with local laws and regulations, (c) in accordance with (1) Rule 144A Under the U.S. Securities Act, or (2) Rule 144 under the U.S. Securities Act and, in each case, in compliance with applicable state securities laws, or (d) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, provided that in the case of transfers pursuant to (b), (c)(1), (c)(2) or (d) above, a legal opinion satisfactory to the corporation must first be provided to Odyssey Trust Company to the effect that such transfer is exempt from or not subject to registration under the U.S. Securities Act and applicable state securities laws. Subject to the foregoing, the Company shall issue and mail as soon as practicable, and in any event within five business days of such delivery, a new Certificate registered in the name of the transferee or as the transferee may direct and shall take all other necessary actions to effect the transfer as directed. Upon the transfer of any Warrant in accordance with the terms hereof, the Company shall enter the name of the transferee in the register as the registered holder of such transferred Warrants.

3.	U.S. Securities Laws. The Warrants represented by this Certificate may only be exercised by or on behalf of a holder who, at the time of exercise, either:

(a)	is the original purchaser of the Warrants and (a) purchased the Warrants directly from the Company pursuant to the terms and conditions of the subscription agreement between the Company and the Holder dated September 18, 2023 (the “Subscription Agreement”); (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any; (c) each of holder or any beneficial owner is on the date of exercise of the Warrants, an “accredited investor” within the meaning of Rule 501(a) under the U.S. Securities Act; and (d) all the representations, warranties and covenants agreed upon or made by the holder of the warrant (the “Warrantholder”) during the purchase of the Warrants from the Company continue to be true and correct on the date of exercise of the Warrants in respect to the exercise of the Warrants and it represents to the Company as such; or

(b)	is the original purchaser of the Warrants and (a) purchased the Warrants directly from the Company pursuant to the terms and conditions of the Subscription Agreement; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any, and for whose account such original purchaser exercises sole investment discretion; (c) each of it and any beneficial owner was on the date the Warrants were purchased from the Company, and is on the date of exercise of the Warrants, a “qualified institutional buyer” (as that term is used in Rule 144A of the U.S. Securities Act and is also an accredited investor; and (d) all the representations, warranties and covenants agreed upon or made by the Warrantholder, or any beneficial purchaser, as the case may be during the purchase of the Warrants from the Company continue to be true and correct as of the date of exercise; or

(c)	is tendering with the exercise form a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to the effect that the issuance of the Common Shares to be delivered upon exercise of the Warrants have been registered under the U.S. Securities Act and all applicable state securities laws of the United States or such issuance is exempt from such registration requirements.

4.	Replacement. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Certificate and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Certificate), the Company will issue to the Holder a replacement Certificate (containing the same terms and conditions as this Certificate), without expense to Holder.

5.	Expiry Date. The Warrants represented by this Certificate shall expire and all rights to purchase Common Shares hereunder shall cease and become null and void at 5:00 p.m. (Toronto time) on the Expiry Date.

6.	Successor Companies.

(a)	The Company shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other company (herein called a “successor company”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Company and the successor company shall have executed such instruments and done such things as the Company, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(i)	the successor company will have assumed all the covenants and obligations of the Company under this Certificate; and

(ii)	the Warrants and the terms set forth in this Certificate will be a valid and binding obligation of the successor company entitling the Holder, as against the successor company, to all the rights of the Holder under this Certificate.

(b)	Whenever the conditions of subsection 6(a) shall have been duly observed and performed, the successor company shall possess, and from time to time may exercise, each and every right and power of the Company under this Certificate in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the successor company.

7.	Covenants and Compliance Obligations. So long as any Warrants remain outstanding the Company covenants that:

(a)	it shall do or cause to be done all things necessary to preserve and maintain its corporate existence; and

(b)	if the issuance of the Common Shares upon the exercise of the Warrants requires any filing or registration with or approval of any Canadian securities regulatory authority or other Canadian governmental authority or compliance with any other requirement under any Canadian law before such Common Shares may be validly issued, the Company agrees to take such actions as may be necessary to secure such filing, registration, approval or compliance, as the case may be.

8.	Governing Law. The laws of the Province of Ontario and the federal laws of Canada applicable therein shall govern the Warrants.

9.	Successors. This Certificate shall inure to the benefit of the Holder and its successors or assigns and shall be binding on the Company and its successors.

10.	General. All amounts of money referred to in this Certificate are expressed in lawful money of Canada.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by a duly authorized officer.

DATED as of September [19], 2023.

CANOPY GROWTH CORPORATION

Per:
Authorized Signing Officer

Schedule 1

Election to Purchase

TO: Canopy Growth Corporation

The undersigned hereby irrevocably elects to exercise the number of Warrants of Canopy Growth Corporation for the number of Common Shares (or other property or securities subject thereto) as set forth below:

Payment of Exercise Price

(a)	Number of Warrants to be Exercised:	#____________

(b)	Number of Common Shares to be Acquired:	#____________

(c)	Exercise Price per Common Share:	$____________

(d)	Aggregate Purchase Price [(b) multiplied by (c)]	$____________

and hereby tenders a certified cheque, bank draft or cash for such aggregate purchase price, and directs such Common Shares to be registered and a certificate therefor, if applicable, to be issued as directed below.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐	(A) the undersigned holder is the original purchaser of the Warrants and (a) purchased the Warrants directly from the Company pursuant to the terms and conditions of the Offering; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any; (c) each of the undersigned and any beneficial owner is on the date of exercise of the Warrants, an “accredited investor” within the meaning of Rule 501(a) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”); and (d) all the representations, warranties and covenants agreed upon or made by the Warrantholder during the purchase of the Warrants from the Company continue to be true and correct as if duly executed as of the date hereof; OR

☐	(B) the undersigned holder is the original purchaser of the Warrants and (a) purchased the Warrants directly from the Company pursuant to the terms and conditions of the Offering; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any, and for whose account such original purchaser exercises sole investment discretion; (c) each of it and any beneficial owner was on the date the Warrants were purchased from the Company, and is on the date of exercise of the Warrants, a “qualified institutional buyer” (as that term is used in Rule 144A of the U.S. Securities Act and is also an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act); and (d) all the representations, warranties and covenants agreed upon or made by the Warrantholder, or any beneficial purchaser, as the case may be during the purchase of the Warrants from the Company continue to be true and correct as if duly executed as of the date hereof.

2

☐	(C) the undersigned holder is tendering with this exercise form a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to the effect that the issuance of the Common Shares to be delivered upon exercise of the Warrants have been registered under the U.S. Securities Act and all applicable state securities laws of the United States or such issuance is exempt from such registration requirements.

The undersigned holder understands that a certificate or direct registration statement representing the Common Shares shall be issued bearing a legend restricting transfer under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available (as described in the Warrant Certificate and the subscription documents).

The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise shall be subject to restrictions on resale under applicable securities legislation. The undersigned hereby further acknowledges that the Company will rely upon the confirmations, acknowledgements and agreements set forth herein, and agrees to notify the Company promptly in writing if any of the representations or warranties herein ceases to be accurate or complete.

[Remainder of page intentionally left blank. Signature page follows.]

DATED this ______ day of ____________, 20__.

Per:	Address of Registered Holder

Name of Registered Holder:

Schedule 2

Transfer Form

TO:       Canopy Growth Corporation

FOR VALUE RECEIVED, the undersigned transferor hereby sells, assigns and transfers unto

(Transferee)

(Address)

_______of the Warrants registered in the name of the undersigned transferor represented by the attached Warrant Certificate.

Any capitalized term in this Transfer Form that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Certificate.

The undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A) the transfer is being made only to the Company;

☐	(B) outside the United States in compliance with rule 904 of Regulation S under the U.S. Securities Act and in compliance with local laws and regulations and the undersigned has furnished to the Company and Odyssey Trust Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Warrant Agent to such effect, or

☐	(C) the transfer is being made in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Company and the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Warrant Agent to such effect.

DATED this ____________ day of ____________, ______.

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Signature of Registered Holder (Transferor)

Print name of Registered Holder

Address

NOTE: The signature on this transfer form must correspond with the name as recorded on the face of the Certificate in every particular without alteration or enlargement or any change whatsoever or this transfer form must be signed by a duly authorized trustee, executor, administrator, curator, guardian, attorney of the Holder or a duly authorized signing officer in the case of a corporation. If this transfer form is signed by any of the foregoing, or any person acting in a fiduciary or representative capacity, the Certificate must be accompanied by evidence of authority to sign.

Exhibit 10.1

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

THIS AGREEMENT made as of September 18, 2023 between:

CANOPY GROWTH CORPORATION, a corporation governed by the federal laws of Canada

(the "Company"),

- and -

[__], a corporation incorporated under the laws of [__]

(the "Investor").

WHEREAS the Company has agreed to issue to the Investor [__] units (each, a “Unit”) of the Company at a price of US$1.0903 per Unit in connection with an offering for aggregate gross proceeds of US$25 million, and, if exercised within 45 days from the date hereof, in the sole discretion of the Investor, the Company has agreed to issue to the Investor an over-allotment option (the “Over-Allotment Option”) in order to acquire up to [__] Units at a price of US$1.0903 per Unit for additional aggregate gross proceeds, in connection with such offering, of US$25 million (collectively, the “Offering”), with each Unit consisting of one common share of the Company (each, a “Unit Share”) and one common share purchase warrant (each, a “Warrant”);

AND WHEREAS the Offering is being made on a private placement basis pursuant to an engagement letter (the “Engagement Letter”) dated on September 17, 2023 among the Company and ATB Capital Markets Inc. and A.G.P./Alliance Global Partners (together, the "Agents");

AND WHEREAS the Company has agreed to issue to the Investor, and the Investor has agreed to purchase from the Company, Units in the aggregate principal amount set forth opposite such Investor's name on Exhibit A hereto (collectively, the “Subscription Amount”) payable on the Initial Closing Date in connection with the Offering;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the Parties hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each Party), the Parties agree as follows:

Article 1
INTERPRETATION

1.1	Defined Terms

For the purposes of this Agreement (including the recitals and the Schedules hereto), unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"1933 Act" means the United States Securities Act of 1933, as amended;

"1934 Act" means the United States Securities Exchange Act of 1934, as amended;

"Affiliate" means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person;

"Agents" shall have the meaning assigned to such term in the recitals of this Agreement;

"Agreement" means this agreement and the Schedules attached hereto and all amendments, restatements or replacements made hereto by written agreement between the Parties;

"Anti-Corruption Laws" shall have the meaning assigned to such term in Section 3.1(w)(i);

"Anti-Money Laundering Laws" shall have the meaning assigned to such term in Section 3.1(v)(i);

"Articles" means the articles of incorporation of the Company together with any amendments thereto or replacements thereof;

"Board" means the board of directors of the Company;

"Business Day" means any day, other than (a) a Saturday, Sunday or statutory holiday in the Province of Ontario, and (b) a day on which banks are generally closed in the Province of Ontario;

"Cannabis" shall mean any of the following: (i) any plant or seed, whether live or dead, from any species or subspecies of genus Cannabis, including Cannabis sativa, Cannabis indica and Cannabis ruderalis, Marijuana and any part, whether live or dead, of the plant or seed thereof, including any stalk, branch, root, leaf, flower, or trichome; (ii) any material obtained, extracted, isolated, or purified from the plant or seed or the parts contemplated by clause (i) of this definition, including any oil, cannabinoid, terpene, genetic material or any combination thereof; (iii) any organism engineered to biosynthetically produce the material contemplated by clause (ii) of this definition, including any micro-organism engineered for such purpose; (iv) any biologically or chemically synthesized version of the material contemplated by clause (ii) of this definition or any analog thereof, including any product made by any organism contemplated by clause (iii) of this definition; and any other meaning ascribed to the term "cannabis" under United States or Canadian Cannabis Laws;

"Cannabis Act" means the Cannabis Act, S.C. 2018 c. 16, an Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts as amended from time to time;

"Cannabis Activities" means any activities, including advertising or promotional activities, relating to or in connection with: (i) the possession, importation, exportation, cultivation, production, processing, packaging, purchase, testing, distribution or sale of Cannabis; (ii) the design and engineering of Cannabis facilities; or (iii) consulting activities relating to any of the foregoing;

"Cannabis Authorizations" shall have the meaning assigned to such term in Section 3.1(bb);

"Cannabis Laws" means Requirements of Law with respect to Cannabis Activities (i.e. excluding Requirements of Law of general application), including the Cannabis Act, Cannabis Regulations, and the Controlled Substances Act (United States), but excluding requirements in the organizational documents of any Person;

"Cannabis Regulations" means the regulations promulgated under the Cannabis Act, as amended from time to time, and all other regulations made from time to time under any other applicable legislation in any applicable jurisdiction with respect to Cannabis Activities;

"CBG Group" means, collectively, Greenstar Canada Investment Limited Partnership and CBG Holdings LLC;

"Claim" means any third-party (i) suit, action, proceeding, dispute, investigation, claim, arbitration, order, summons, citation, directive, charge, demand or prosecution, whether legal or administrative; or (ii) appeal or application for review; at law or in equity or by any Governmental Entity;

"Closing" means the closing of the sale of the Units on the applicable Closing Date;

"Closing Date" means the Initial Closing Date or the Over-Allotment Option Closing Date, as applicable, or such other date as may be agreed to by the Parties;

"Closing Document" means any document delivered at the Time of Closing as provided in or pursuant this Agreement;

"Code" shall mean the Internal Revenue Code of 1986, as amended;

"Common Share Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

"Common Shares" means common shares in the capital of the Company;

"Company" shall have the meaning assigned to such term in the preamble of this Agreement;

"Company Affiliate" shall have the meaning assigned to such term in Section 3.1(w)(ii);

"Contingent Obligation" shall have the meaning assigned to such term in Section 3.1(hh);

"control" means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise, and "controlling" and "controlled" have corresponding meanings;

"Disclosure Time" means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof;

"Engagement Letter" shall have the meaning assigned to such term in the recitals of this Agreement;

"EDGAR" means the SEC's Electronic Data Gathering Analysis and Retrieval system;

"Environment" means ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law;

"Environmental Laws" shall mean all applicable Laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Entity, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, use, transport, treatment, storage, disposal, management, Release or threatened Release of, or exposure to, any Hazardous Material or to public or employee health and safety matters (to the extent relating to the Environment or Hazardous Materials);

"Environmental Permits" shall have the meaning assigned to such term in Section 3.1(n);

"Equity Awards" means all awards of Common Share purchase options, restricted share units, performance share units, deferred share units, stock appreciation rights, performance awards or other shares-based awards under the Omnibus Plan;

"Equity Interests" of any Person shall mean any and all shares, units, interests, rights to purchase or otherwise acquire, warrants, options, participations, or other equivalents of or interests in (however designated) equity or ownership of such Person, including any preferred shares, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing;

"Exempt Issuance" means the issuance of (i) Common Shares or stock options and other similar issuances pursuant to the share incentive plan of the Company and other share compensation arrangements of the Company; (ii) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; (iii) securities in connection with obligations of the Company in respect of agreements in existence as of the date of this Agreement; (iv) the issuance of securities by the Company in connection with acquisitions or strategic transactions in the normal course of business; or (v) convertible securities in connection with the exchange, transfer, repurchase or cancellation of existing outstanding securities of the Company.

"Financial Statements" shall have the meaning assigned to such term in Section 3.1(e);

"GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis;

"GDPR" shall have the meaning assigned to such term in Section 3.1(qq);

"Governmental Entity" means any domestic or foreign federal, provincial, territorial, regional, state, municipal or other government, governmental department, agency, authority or body (whether administrative, legislative, executive or otherwise), court, tribunal, commission or commissioner, bureau, minister or ministry, board or agency, or other regulatory authority, including the Securities Regulators and stock exchanges;

"Government Official" shall have the meaning assigned to such term in Section 3.1(w)(ii);

"Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder;

"Hazardous Materials" shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, per and polyfluoroalkyl substances, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation or which can give rise to liability under any Environmental Law;

"Health Canada Licence" means any license issued by Health Canada to the Company, its Subsidiaries or any of their respective Affiliates in respect of their respective Cannabis Activities;

"HIPAA" shall have the meaning assigned to such term in Section 3.1(qq);

"Indebtedness" shall have the meaning assigned to such term in Section 3.1(hh);

"Information" shall have the meaning assigned to such term in Section 3.2(p);

"Initial Closing Date" means September 19, 2023, or such other date as may be agreed to by the Parties;

"Initial Registration Rights Agreement" means the registration rights agreement, dated as of the Initial Closing Date, between the Company and the Investor, in the form attached hereto as Schedule B;

"Insolvent" means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company's and its Subsidiaries' assets is less than the amount required to pay the Company's and its Subsidiaries' total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company's or such Subsidiary's (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature;

"Investor" shall have the meaning assigned to such term in the preamble of this Agreement;

"Laws" means any and all federal, state, provincial, territorial, regional, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, proclamation, directive, code, edict, Order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity;

"Liens" shall have the meaning assigned to such term in Section 3.1(b);

"Marijuana" means "marihuana" as defined in 21 U.S.C 802;

"Material Adverse Effect" means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or financial conditions of the Company or any Subsidiary, individually or taken as a whole, (ii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents, or (iii) the transactions contemplated hereby or in any of the Transaction Documents, or any other agreements or instruments to be entered into in connection herewith or therewith;

"Nasdaq” means the Nasdaq Global Select Market;

"OFAC" shall have the meaning assigned to such term in Section 3.1(v)(ii);

"Offering" shall have the meaning assigned to such term in the recitals to this Agreement;

"Omnibus Plan" means the Company's amended and restated omnibus incentive plan last approved by the shareholders of the Company on September 21, 2020;

"Order" shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction;

"Over-Allotment Option" shall have the meaning assigned to such term in the recitals to this Agreement;

“Over-Allotment Option Closing Date” shall have the meaning assigned to such term in Section 2.1;

“Over-Allotment Option Notice” shall have the meaning assigned to such term in Section 2.1;

“Over-Allotment Option Subscription Amount” shall have the meaning assigned to such term in Section 2.3;

"Parties" means the Company and the Investor and "Party" means any one of them;

"PCMLTFA" shall have the meaning assigned to such term in Section 3.2(m);

"Permit" shall mean, with respect to any person, any permit, approval, authorization, consent, license, registration, exemption, certificate, certification, clearance, approval, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Entity, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject, and any supplements or amendments with respect to the foregoing;

"Permitted Contingent Investment" means: (i) the Company's ownership interest in Canopy USA, LLC; and (ii) the acquisition of an option, warrant, right or other contingent agreement to make an investment in a Person that is not exercisable, convertible or exchangeable unless and until there are changes in the Cannabis Laws that are applicable to such Person;

"Person" means any individual, company, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, corporation, trust, bank, trust company, pension fund, business trust or other organization, whether or not a legal entity and any Governmental Entity;

"Personal Data" shall have the meaning assigned to such term in Section 3.1(qq);;

"Policies" shall have the meaning assigned to such term in Section 3.1(qq);

"Privacy Laws" shall have the meaning assigned to such term in Section 3.1(qq);

"Public Disclosure Documents" shall have the meaning assigned to such term in Section 3.1(e);

"Registration Rights Agreements" means the Initial Registration Rights Agreement and the Second Registration Rights Agreement;

"Registration Statement" means each registration statement of the Company filed with the SEC and used to register the resale of the Unit Shares and Warrant Shares issued under the Offering in accordance with the terms of the Registration Rights Agreements;

"Regulation D" means Regulation D promulgated under the 1933 Act;

"Regulation S" means Regulation S promulgated under the 1933 Act;

"Release" means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment;

"Reporting Jurisdictions" means each of the provinces and territories of Canada;

"Requirement of Law" shall mean, as to any Person, any U.S., Canadian or foreign federal, provincial, territorial, state or local statute, law (including without limitation, common law), treaty or ordinance, or any judgment, decree, consent decree, settlement agreement, rule, regulation, order injunction or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Entity, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject;

"Rule 144" shall have the meaning assigned to such term in Section 3.1(o);

"Sanctions" shall have the meaning assigned to such term in Section 3.1(v)(ii);

"Sanctions Laws" shall have the meaning assigned to such term in Section 3.1(v)(iii);

"SEC" means the United States Securities and Exchange Commission;

"Second Registration Rights Agreement" means the registration rights agreement, dated as of the Over-Allotment Option Closing Date, between the Company and the Investor, in the form attached hereto as Schedule C;

"Securities" means collectively, the Unit Shares, the Warrants and the Warrant Shares;

"Securities Laws" means (i) all applicable Canadian securities Laws in the Reporting Jurisdictions and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, notices, orders, blanket rulings and other regulatory instruments of the Securities Regulators and all rules and policies of the TSX and (ii) all applicable United States securities laws, including, without limitation, the 1933 Act and the rules and regulations thereunder, the 1934 Act and the rules and regulations thereunder, and all applicable state securities laws and all rules and policies of the Stock Exchange;

"Securities Regulators" means, collectively, the SEC and such other securities commissions or other securities regulatory authorities in the Reporting Jurisdictions;

"SEDAR+" means the System for Electronic Document Analysis and Retrieval + of the Canadian Securities Administrators;

"Short Sales" means all "short sales" as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include locating and/or borrowing Common Shares);

"Stock Exchange" means the principal U.S. national or regional securities exchange on which the Common Shares are then listed, or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Shares are then traded;

"Subscription Amount" shall have the meaning assigned to such term in the recitals to this Agreement;

"Subsidiaries" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which (i) the ordinary voting power of more than 50% of the Voting Shares is, at the time any determination is being made, owned or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent or (ii) a majority of the members of the board of directors (or equivalent governing body) have been appointed or designated for appointment (and actually elected by persons entitled to cast a vote in respect of, or otherwise approve, such appointment or designation) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, and each of the foregoing, is individually referred to herein as a "Subsidiary";

"Taxes" shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing;

"Third Party" shall mean a person other than the Company, any of its subsidiaries or any of their respective Affiliates;

"Time of Closing" means 8:00 a.m. (Toronto time) on the applicable Closing Date or such other time as may be agreed to by the Parties;

"Trading Day" means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Shares generally occurs on the Stock Exchange. If the Common Shares are not so listed or traded, then "Trading Day" means a Business Day;

"Transaction Documents" shall have the meaning assigned to such term in Section 3.1(a);

"Transfer Agent" means Odyssey Trust Company or any other transfer agent appointed by the Company;

"TSX" means the Toronto Stock Exchange or any successor thereto;

"United States" has that meaning ascribed to it in Regulation S;

"Units" shall have the meaning assigned to such term in the recitals of this Agreement;

"Unit Shares" shall have the meaning assigned to such term in the recitals of this Agreement;

"Voting Shares" shall mean, with respect to any Person, such person's Equity Interests having the right to vote for the election of directors (or the equivalent) of such Person under ordinary circumstances (or, in the case of a partnership, the general partnership interests);

"VWAP Market Disruption Event" means, with respect to any date, (a) the failure by the Stock Exchange to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., Toronto time, on such date;

"Warrant Certificate" shall have the meaning assigned to such term in Section 2.2;

"Warrants" shall have the meaning assigned to such term in the recitals of this Agreement; and

"Warrant Shares" shall have the meaning assigned to such term in Section 2.2.

1.2	Rules of Construction

In this Agreement:

(a)	the terms "Agreement", "this Agreement", "the Agreement", "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

(b)	references to an "Article", "Section" or "Schedule" followed by a number or letter refer to the specified Article, Section of or Schedule to this Agreement;

(c)	the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(d)	words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

(e)	the word "including" is deemed to mean "including without limitation";

(f)	any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time;

(g)	any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(h)	all dollar amounts refer to United States dollars unless stated otherwise;

(i)	any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

(j)	whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day.

1.3	Time of Essence

Time shall be of the essence of this Agreement.

1.4	Governing Law and Submission to Jurisdiction

(a)	This Agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the Parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b)	Each of the Parties irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Agreement, (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

1.5	Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

1.6	Entire Agreement

This Agreement, including, for greater certainty, the Schedules hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided herein or therein.

1.7	Knowledge

For the purposes of this Agreement, with respect to any matter, the "knowledge of the Company" shall mean the knowledge of the Chief Executive Officer and Chief Financial Officer of the Company, after due inquiry, but, in each case, without the requirement to make any inquiries of Third Parties or any Governmental Entity or to perform any search of any public registry office or system (and each such individual will be deemed to have "knowledge" of a particular fact or other matter if (i) that individual is actually aware of that fact or matter; or (ii) that fact or matter comes to the attention of that individual under circumstances in which a reasonable person would take cognizance of it).

1.8	Schedules

The following Schedule is attached to and forms an integral part of this Agreement:

Schedule "A"	-	Form of Warrant Certificate
Schedule "B"	-	Initial Registration Rights Agreement
Schedule "C"	-	Second Registration Rights Agreement
Exhibit "A"	-	Information Regarding the Investor

Article 2
purchase OF units

2.1	Investment in Units

On the terms and subject to the conditions of this Agreement, the Investor agrees to subscribe for and purchase from the Company, and the Company agrees to issue and sell to the Investor, Units with a principal amount equal to the Subscription Amount, as further set out on Exhibit A.

If on or before the date that is 45 days from the date hereof (the “Over-Allotment Option Closing Date”), the Investor provides written notice to the Company in accordance with the notice provisions in Section 7.1, of its exercise of the Over-Allotment Option (the “Over-Allotment Option Notice”), the Company agrees to issue and sell to the Investor such number of Units indicated on the Over-Allotment Option Notice with an aggregate principal amount of up to US$25 million pursuant to this Agreement.

2.2	Description of Units

Each Unit is comprised of one Unit Share and one Warrant.

Each Warrant entitles the Investor to purchase one Common Share (each, a "Warrant Share") at a price equal to US$1.35 for a period of five years following the Closing Date. The Warrants will be governed under the terms of a warrant certificate (the "Warrant Certificate"), pursuant to which the Warrants will be created and issued in the form attached hereto as Schedule "A".

2.3	Satisfaction of the Subscription Amount

In full satisfaction of the Subscription Amount for the Units, the Investor shall pay, or cause to be paid, to the Company (or as directed by the Company) by wire transfer in immediately available funds or in any other manner agreed upon by the Parties, at or before the Time of Closing on the Initial Closing Date, the Subscription Amount.

In the event that the Over-Allotment Option is exercised, in full satisfaction of the subscription amount for the Units subscribed for pursuant to the Over-Allotment Option Notice (the “Over-Allotment Option Subscription Amount”), the Investor shall pay, or cause to be paid, to the Company (or as directed by the Company) by wire transfer in immediately available funds or in any other manner agreed upon by the Parties, at or before the Time of Closing on the Over-Allotment Option Closing Date, the Over-Allotment Option Subscription Amount.

Article 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Company

In consideration of the Investor entering into this Agreement, the Company hereby represents and warrants to the Investor, and acknowledges and confirms that such Investor is relying upon such representations and warranties in entering into this Agreement:

(a)	Organization; Powers. Each of the Company and each of its Subsidiaries (a) is a partnership, limited partnership, limited liability company, corporation, company or other entity duly organized, validly existing and in good standing (or, if applicable in a jurisdiction outside of the United States of America and Canada, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America and Canada) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under this Agreement, the Warrant Certificate, the Registration Rights Agreements and each Closing Document (collectively, the "Transaction Documents") to which it is or will be a party and to issue and sell the Units in accordance with the terms hereof and thereof.

(b)	Authorization. The Company has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to issue and sell the Units, including the Unit Shares and Warrants comprising the Units, and to issue and sell the Warrant Shares underlying the Warrants in accordance with the terms of the Warrant Certificate. The execution, delivery and performance by the Company of each of the Transaction Documents (a) has been duly authorized by the Company's board of directors and the Company has obtained all corporate, or similar action required to be obtained by the Company; and (b) will not (i) violate (A) any provision of Law (including, without limitation, the Securities Laws) applicable to the Company or its Subsidiaries, (B) the certificate or articles of incorporation, amalgamation or other constitutive documents (including any partnership, limited liability company, operating or shareholders' agreements) or by-laws of the Company or its Subsidiaries, (C) any applicable order of any court or any rule, regulation or order of any Governmental Entity applicable to the Company or its Subsidiaries or (D) any provision of any indenture, loan document, certificate of designation for preferred shares, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred shares, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) (other than clause (B) thereof) or (ii) of this Section 3.1(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any mortgages, defects, claims, charges, liens, pledges, hypothecs, deeds of trust, taxes, rights of first refusal, encumbrances, security interests or other encumbrances (collectively, "Liens") upon or with respect to any property or assets now owned or hereafter acquired by the Company or any of its Subsidiaries where any such Lien would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)	Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes, and each other Transaction Document to which it is a party when executed and delivered by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)	Governmental Entities. No action, consent or approval of, registration or filing with or any other action by any Governmental Entity is or will be required for the execution, delivery or performance of each Transaction Document to which the Company is a party, except for (a) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect; (b) the filing with the SEC of (A) the Registration Statement and a related prospectus, if required and as may be supplemented or amended from time to time, (B) a Current Report on Form 8-K, (C) the Warrant Certificate (and/or any amendment or supplement thereto); (c) the filing of the Form 72-503F Report of Distributions Outside Canada with the Ontario Securities Commission; (d) filing of a listing of additional shares notice with the Nasdaq and final approval of the TSX; and (e) any other filings as may be required by any U.S. state securities agencies.

(e)	Public Disclosure Documents; Financial Statements. Since April 1, 2023, the Company has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to Section 13 of the 1934 Act and required to be filed on SEDAR+ pursuant to applicable Securities Laws (all of the Company's filings with the SEC or on SEDAR+ since April 1, 2023, and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "Public Disclosure Documents"). As of their respective dates, the Public Disclosure Documents complied in all material respects with the requirements of applicable Securities Laws applicable to the Public Disclosure Documents, and none of the Public Disclosure Documents, at the time they were filed with the SEC or on SEDAR+, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company publicly filed on EDGAR and/or SEDAR+ since April 1, 2023, which are included in the Public Disclosure Documents (the "Financial Statements") complied in all material respects with applicable accounting requirements and the published rules and regulations promulgated under applicable Securities Law with respect thereto as in effect as of the time of filing. Such Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries, on a consolidated basis, as of the respective dates thereof and the results of its operations and cash flows for the periods then ended (subject to adjustments which are not expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole). The Company is not currently contemplating to amend or restate any of the Financial Statements, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financial Statements to be in compliance with GAAP and the rules and regulations of Securities Laws. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(f)	No Material Adverse Effect. Except as disclosed in the Public Disclosure Documents, since April 1, 2023, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.

(g)	Litigation; Compliance with Laws.

(i)	Except as disclosed in the Public Disclosure Documents, there is no Claim before or by any Governmental Entity, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Shares or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which could reasonably be expected to result in a Material Adverse Effect. No current director, officer or, to the Company's knowledge, employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Except as disclosed in the Public Disclosure Documents, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC or Canadian Securities Regulators involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. The Company is not aware of any such action, suit, arbitration or to the knowledge of the Company any investigation, inquiry or other proceeding. Except as disclosed in the Public Disclosure Documents, neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(ii)	Neither the Company nor any of its Subsidiaries is in violation of (nor will the continued operation of their respective property or businesses as currently conducted violate) any Requirement of Law (including any zoning, building, ordinance, code or approval or any building permit) or any restrictions of record or agreements affecting any of the Company's real property or is in default with respect to any Order applicable to it or any of its property where such violation or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(iii)	The Company and each of its Subsidiaries maintains in effect and enforces policies and procedures reasonably designed to ensure compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees, agents and representatives with applicable Anti-Corruption Laws, Sanctions Laws and Anti-Money Laundering Laws.

(h)	Issuance of Securities. The Unit Shares have been duly authorized, allotted and reserved for issuance and, upon issuance in accordance with the terms of this Agreement, shall be validly issued, fully paid and non-assessable Common Shares and free from all pre-emptive or similar rights or Liens with respect to the issuance thereof (other than the pre-emptive rights of the CBG Group that shall be waived prior to the Initial Closing Date). The Warrants have been duly created, authorized, allotted and reserved for issuance and, upon issuance in accordance with the terms of this Agreement and the Warrant Certificate, shall be validly issued, fully paid and non-assessable and free from all pre-emptive or similar rights or Liens with respect to the issuance thereof (other than the pre-emptive rights of the CBG Group that shall be waived prior to the Initial Closing Date). As of the date hereof, the Company shall have reserved for issuance from its duly authorized share capital a sufficient number of Common Shares for the purpose of enabling the Company to issue the Warrant Shares upon exercise of the Warrants. Upon exercise of the Warrants in accordance with the terms of the Warrant Certificate and payment of the exercise price therefor, the Warrant Shares, when issued, will be validly issued, fully paid and non-assessable Common Shares and free from all pre-emptive or similar rights or Liens with respect to the issue thereof (other than the pre-emptive rights of the CBG Group that shall be waived prior to the Initial Closing Date), with the holder thereof being entitled to all rights accorded to a holder of Common Shares.

(i)	Investment Company Act. Neither the Company nor any of its Subsidiaries is required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(j)	Use of Proceeds. No part of the net proceeds from the sale of the Units will be used, directly or indirectly, in any manner that would result in a breach of any applicable Cannabis Law, including (a) for any Marijuana or Marijuana-related operations of the Company or any of its Subsidiaries and Affiliates, or (b) by or for any Subsidiary or Affiliate involved in Marijuana or Marijuana-related operations, in each case, in the United States unless and until such operations are permitted by the federal and applicable state Laws of the United States.

(k)	Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has made or filed all foreign, federal, provincial, and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code. Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, with respect to the Company and each of its Subsidiaries, there are no claims being asserted in writing to the Company with respect to any Taxes.

(l)	Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the Company or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of the Company, threatened, which allege a violation of or liability under or related to any Environmental Laws, Environmental Permits or Hazardous Materials, in each case relating to the Company or any of its Subsidiaries or any of their respective predecessors, (ii) the Company and each of its Subsidiaries has all environmental permits, licenses and other approvals necessary for its facilities and operations to comply with all Environmental Laws ("Environmental Permits") and is in compliance with the terms of such Environmental Permits and with all other Environmental Laws, (iii) no Hazardous Material is located at, on or under any property currently or, to the knowledge of the Company, formerly owned, operated or leased by the Company or any of its Subsidiaries (or any of their respective predecessors) that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its Subsidiaries under any Environmental Laws or Environmental Permits, (iv) no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its Subsidiaries (or any of their respective predecessors) under any Environmental Laws or Environmental Permits, (v) there are no agreements in which the Company or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other Person arising under or relating to Environmental Laws, Environmental Permits or Hazardous Materials, and (vi) there has been no written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to be material to the Company or any of its Subsidiaries) of any property currently or, to the knowledge of the Company, formerly owned or leased by the Company or any of its Subsidiaries that is in the possession or control of the Company.

(m)	Acknowledgment Regarding the Investor's Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) to the knowledge of the Company, an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, "Rule 144")) of the Company or any of its Subsidiaries, or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the issued and outstanding Common Shares (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Units. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(n)	Fees. The Company shall be responsible for the payment of any Agents' fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by the Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby including, without limitation, the Agents' fees payable in connection with the sale of the Units as set out in the Engagement Letter. The Company shall pay all amounts required pursuant to the Engagement Letter; provided that the Company shall not have any liability for amounts beyond those set forth in the Engagement Letter, including, for greater certainty, any fees or disbursements incurred by separate legal counsel of the Investor. The Company acknowledges that it has engaged the Agents in connection with the sale of the Units. Other than the Agents, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Units.

(o)	No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in the Public Disclosure Documents, no event, liability, development or circumstance has occurred with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, operations (including results thereof) or financial condition that (i) would be required to be disclosed by the Company under applicable Securities Laws on a Form 8-K filed with the SEC which has not been publicly announced as of the date hereof, or (ii) would have a Material Adverse Effect.

(p)	Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries; (b) the hours worked and payments made to employees of the Company and its Subsidiaries have not been in violation of Laws respecting employment and applicable to the Company; and (c) all payments due from the Company or any of its Subsidiaries or for which any claim may be made against the Company or any of its Subsidiaries, on account of wages, vacation pay, severance, commissions, premiums for unemployment insurance, pension plan premiums, and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company or such Subsidiary to the extent required by GAAP. Except as disclosed in the Public Disclosure Documents, there are no material bonuses, distributions, termination payments, severance payments, or excess salary payments which will be payable to any officer, director, employee or consultant relating to their employment or services rendered to the Company or any of its Subsidiaries after the date hereof.

(q)	Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are currently engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(r)	No Integrated Offering. Assuming the accuracy of the Investor's representations and warranties set forth in Section 3.2, neither the Company, its Subsidiaries nor any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq or TSX or any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(s)	USA PATRIOT Act; OFAC.

(i)	The Company and each of its Subsidiaries is in compliance in all material respects with the applicable material provisions of the USA PATRIOT Act, The Money Laundering Control Act of 1986, 18 USC sec 1956 and 1957, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), Part XII.2 of the Criminal Code (Canada), and the regulations promulgated pursuant to the Special Economic Measures Act (Canada) and the United Nations Act (Canada) (the "Anti-Money Laundering Laws").

(ii)	None of the Company or any of its Subsidiaries, their respective directors or officers, nor, to the knowledge of the Company, any agent, employee or Person in control of the Company or any of its Subsidiaries is (i) currently the subject of any sanctions administered by the U.S. government (including by the U.S. State Department and the Office of Foreign Assets Control ("OFAC") of the U.S. Treasury Department), the Government of Canada, the European Union or any relevant member state, the United Nations Security Council or HM Majesty's Treasury of the United Kingdom ("Sanctions"), (ii) included on OFAC's List of Specially Designated Nationals and Blocked Persons, HM Majesty's Treasury's Consolidated List of Financial Sanctions Targets and the Investment Ban List or any similar list enforced by any other relevant sanctions authority, or (iii) located, organized or resident in any country or territory to the extent that such country or territory itself is the subject of comprehensive, territorial Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

(iii)	The Company will not directly or knowingly indirectly use the proceeds from the sale of the Units or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person that is currently the target of any Sanctions or for the purpose of funding, financing or facilitating any activities, business or transaction with or in any country that is the target of the Sanctions, to the extent such activities, businesses or transaction would be prohibited by applicable sanctions laws and regulations administered by the United States of America, including OFAC and the U.S. State Department, the United Nations Security Council, the Government of Canada, HM Majesty's Treasury, the European Union or relevant Participating Member States of the European Union (collectively, the "Sanctions Laws"), or in any manner that would result in the violation of any Sanctions Laws applicable to any party hereto.

(t)	Foreign Corrupt Practices Act.

(i)	The Company and its Subsidiaries, their respective directors and officers, and to the knowledge of the Company or any of its Subsidiaries, their agents or employees, are in compliance in all material respects with the U.S. Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada) or similar law of a jurisdiction in which the Company or any of its Subsidiaries conduct their business and to which they are lawfully subject (the "Anti-Corruption Laws").

(ii)	Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of the officers, directors, employees, agents or other any other representatives acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a "Company Affiliate"), has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a "Government Official") or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(u)	Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(v)	Reporting Issuer. The Company is a reporting issuer in each of the Reporting Jurisdictions, is not in default under Canadian securities Laws of any of the Reporting Jurisdictions and is not on the list of defaulting issuers maintained by the applicable Canadian Securities Regulators in each of the Reporting Jurisdictions. The Company will not at the Time of Closing be in default under Canadian securities Laws of any of the Reporting Jurisdictions and will not be on the list of defaulting issuers maintained by any Canadian Securities Regulators in such Reporting Jurisdictions.

(w)	Cannabis Activities. The Company and each of its Subsidiaries conducts and has conducted all Cannabis Activities in compliance in all material respects with all Cannabis Laws that are applicable to it, its property or its business. Neither the Company nor any of its Subsidiaries nor any director, officer, employee or any agent or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of the Company or any of its Subsidiaries, possessed, cultivated, produced, processed, imported, exported, distributed, purchased or sold, or has any current intention to possess, cultivate, produce, process, import, export, distribute, purchase or sell, any Cannabis or has otherwise engaged in any direct or indirect dealings or transactions, in each case, involving Cannabis in or to the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia or any other federal, provincial, state, municipal, local or foreign jurisdiction where such activity is unlawful. None of the Company or any of its Subsidiaries holds an investment, other than a Permitted Contingent Investment, in any Person who conducts any Cannabis Activities other than in a jurisdiction where such Cannabis Activities would not violate or result in a breach of any applicable Cannabis Law. The Company and its Subsidiaries have instituted and maintained policies and procedures reasonably designed to ensure that the Company and its Subsidiaries do not (and do not hold any investment, other than Permitted Contingent Investments, in any Person that does) carry on any activities in, or distribute any products to, any jurisdiction where such activities or products are not in material compliance with all applicable federal, state, provincial or municipal laws.

(x)	Compliance with Cannabis Laws. Each of the Company and each of its Subsidiaries and their respective directors, officers and employees: (A) is and at all times has been in compliance in all material respects with all applicable statutes, rules, regulations, ordinances, orders, decrees, guidances, including, without limitation, all Cannabis Laws; (B) has not received any correspondence or notice from any Governmental Entity alleging or asserting material noncompliance with any Cannabis Laws or any licences, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto (collectively, "Cannabis Authorizations"); (C) possesses all Cannabis Authorizations required for the conduct of its business and such Cannabis Authorizations are valid and in full force and effect, and the Company, its Subsidiaries and all directors, officers and employees of each are not in violation of any term of any such Cannabis Authorization; (D) has not received notice of any pending or threatened claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Entity or Third Party alleging that any operation or activity of the Company, its Subsidiaries or any of their directors, officers and/or employees is in violation of any Cannabis Laws or Cannabis Authorizations, and has no knowledge or reason to believe that any such Governmental Entity or Third Party is considering or would have reasonable grounds to consider any such claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action; and (E) has not received notice that any Governmental Entity has taken, is taking, or intends to take action to limit, suspend, modify or revoke any Health Canada Licence or other material Cannabis Authorizations and has no knowledge or reason to believe that any such Governmental Entity is considering taking or would have reasonable grounds to take such action. The execution, delivery and performance of the Transaction Documents and the transactions contemplated herein, will not have any material adverse impact on the Health Canada Licences or require the Company or any Subsidiaries to obtain any new licence or consent or approval under the Cannabis Laws.

(y)	All Necessary Permits. The Company and each of its Subsidiaries possesses all Permits and has made all declarations and filings with, all Governmental Entities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as currently conducted and all such Permits are in good standing, in each case except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of, or in default under, any of the Permits except where such violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Permit except where such revocation or modification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)	Absence of Certain Changes. Except as set forth in the Public Disclosure Documents since April 1, 2023, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof) or financial condition of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the sale of the Units, will not be Insolvent. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not imminently engaging in any business or in any transaction, for which the Company's or such Subsidiary's remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

(aa)	Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its constating documents, any certificate of designation, or bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, articles of incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, except as could not, individually or in the aggregate, have a Material Adverse Effect, the Company is not in violation of any of the rules, regulations or requirements of the Nasdaq or the TSX. The Common Shares are listed and posted for trading on the TSX and the Nasdaq and no order ceasing or suspending trading in any securities of the Company or prohibiting the sale or issuance of the Common Shares or the trading of any of the Company's issued securities has been issued and, to the knowledge of the Company, no (formal or informal) proceedings for such purpose have been threatened or are pending. The Company is in material compliance with the policies and notices of the TSX and the Nasdaq. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(bb)	Sarbanes-Oxley Act. The Company and each of its Subsidiaries is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective and applicable to the Company as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective and applicable to the Company as of the date hereof.

(cc)	Transactions With Affiliates. Except as set forth in the Public Disclosure Documents, none of the current officers or directors of the Company and, to the knowledge of the Company, none of the Company's shareholders, the officers or directors of any shareholder of the Company, or any family member or Affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction, in each case, that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act.

(dd)	Indebtedness and Other Contracts. Except as disclosed in the Public Disclosure Documents, neither the Company nor any of its Subsidiaries, (i) has any material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the Public Disclosure Documents which are not so disclosed in the Public Disclosure Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(ee)	Capitalization and Voting Rights.

(i)	The authorized share capital of the Company consists of an unlimited number of Common Shares. As of September 15, 2023, the outstanding share capital of the Company consists of 732,733,226 Common Shares.

(ii)	All of the Company's issued and outstanding Common Shares are duly authorized and have been validly issued as fully paid and non-assessable shares and were issued in compliance in all material respects with all Securities Laws.

(iii)	As of September 15, 2023, there were an aggregate of up to 190,708,067 Common Shares issuable upon the conversion, exercise or exchange of all outstanding securities of the Company which may be converted, exercised or exchanged for Common Shares (excluding up to 76,271,325 Common Shares issuable upon the conversion of outstanding securities of the Company in the event that such issuance is approved by shareholders of the Company at the annual general and special meeting of shareholders).

(iv)	Other than as disclosed in the Public Disclosure Documents, as at the date hereof, there are no contracts, commitments or agreements relating to voting or giving of written consents with respect to the Common Shares (i) between or among the Company and any of its shareholders; or (ii) to the knowledge of the Company, between or among any of the shareholders of the Company.

(v)	Other than the CBG Group, no holder of Common Shares is entitled to any pre-emptive or any similar rights to subscribe for any Common Shares or other securities of the Company as a result of the execution of the Transaction Documents or consummation of transactions contemplated thereby.

(vi)	Other than for BioSteel Sports Nutrition Inc., neither the Company nor any Subsidiary has any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

(vii)	Except as disclosed in the Public Disclosure Documents, as at the date hereof, there are no pre-emptive rights or similar rights to subscribe for any securities of the Company's Subsidiaries.

(ff)	Organizational Documents. The Company has furnished to the Investor true, correct and complete copies of the Company's articles of amendment, as in effect on the date hereof, and the Company's bylaws, as in effect on the date hereof, and the material terms of all securities that are exercisable or convertible into Common Shares and the material rights of the holders thereof in respect thereto, to the extent not available on EDGAR or SEDAR+.

(gg)	Internal Accounting and Disclosure Controls. Except as set forth in the Public Disclosure Documents, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act and in National Instrument 52-109 – Certification of Disclosure in Issuers' Annual and Interim Filings) that comply with the requirements of the 1934 Act and Canadian securities Laws and have been designed by, or under the supervision of, the Company's principal executive and principal financial officer, or Persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the Public Disclosure Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the applicable Securities Laws) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the applicable Securities Law is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the applicable Securities Law, as applicable, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the applicable Securities Laws is accumulated and communicated to the Company's management, including its principal/chief executive officer or officers and its principal/chief financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in the Public Disclosure Documents, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or Governmental Entity relating to any potential material weakness or significant deficiency in any part of the internal control over financial reporting of the Company or any of its Subsidiaries.

(hh)	Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its filings, if any, pursuant to Securities Laws and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(ii)	Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Agents), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(jj)	Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Units in the principal amount of the Subscription Amount to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with in all material respects.

(kk)	Omnibus Plan. Each Equity Award granted by the Company under the Omnibus Plan was granted (i) in accordance with the terms of the Omnibus Plan and (ii) with an exercise price at least equal to the fair market value of the Common Shares on the date such Equity Award would be considered granted under GAAP and applicable Law. No Equity Award granted under the Omnibus Plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, Equity Awards prior to, or otherwise knowingly coordinate the grant of Equity Awards with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ll)	No Additional Agreements. The Company does not have any agreement or understanding with the Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(mm)	Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in compliance with all applicable provincial, state and federal data privacy and security laws and regulations, including without limitation HIPAA and The Personal Information Protection and Electronic Documents Act, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with and currently are in compliance with, the GDPR (collectively, the "Privacy Laws") except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. "Personal Data" means (i) a natural person's name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver's license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as "personally identifying information" under the Federal Trade Commission Act, as amended; (iii) "personal data" as defined by the European Union General Data Protection Regulation ("GDPR") (EU 2016/679); (iv) any information which would qualify as "protected health information" under the Health Insurance Portability and Accountability Act and the Health Information Technology for Economic and Clinical Health Act (collectively, "HIPAA"); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person's health or sexual orientation. To ensure material compliance with the Privacy Laws, the Company and its Subsidiaries have in place, materially comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the "Policies"). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable Laws, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable Laws in any material respect. The Company further represents that, except where such event would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(nn)	Registration Rights. Except as disclosed in the Public Disclosure Documents, no holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement or the issuance of the Securities hereunder that could expose the Company to material liability or the Investor to any liability or that could impair the Company's ability to consummate the issuance and sale of the Securities in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

(oo)	Private Placement. Assuming the accuracy of the Investor's representations in Section 3.2(g) and Section 3.2(h)(xi), the offer, issuance and sale of the Units to the Investor is exempt from the registration and prospectus delivery requirements of the 1933 Act and the rules and regulations promulgated thereunder. Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the 1933 Act) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act) which is or will be integrated with the sale of the Units in a manner that would require the registration under the 1933 Act of the Units, (ii) offered, solicited offers to buy or sold the Units by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or (iii) offered, solicited offers to buy or sold the Units in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act.

3.2	Representations and Warranties of the Investor

The Investor hereby represents, warrants and covenants to the Company, as of the date hereof and as of the Closing Date, as follows and acknowledges that the Company is relying on such representations and warranties in completing its issuance of the Units and the Unit Shares and Warrants underlying the Units:

(a)	Organization. The Investor is duly incorporated and is a company validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power, authority and legal capacity to own or to hold the Unit Shares and Warrants underlying the Units and the Warrant Shares underlying the Warrants and to complete the transactions to be completed by it as contemplated in this Agreement. The Investor is in good standing under applicable corporate Laws and in material compliance with applicable Laws.

(b)	Authorization. The Investor has the requisite power and authority to enter into this Agreement and the Transaction Documents and to perform its obligations hereunder and thereunder. This Agreement and the Transaction Documents have been duly authorized, executed and delivered by the Investor and are a valid and binding obligation of the Investor enforceable against the Investor by the Company in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws and to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction. No other corporate proceedings of the Investor are necessary to authorize the execution, delivery and performance of this Agreement, the Transaction Documents or the completion of the transactions contemplated hereby.

(c)	No Violation. The entering into of this Agreement and the other transactions contemplated hereby, including the exercise of the Over-Allotment Option, to be performed by the Investor will not result in a violation of any of the terms and provisions of any Law applicable to the Investor or the organizational documents of the Investor.

(d)	Residency. The Investor is a resident of the jurisdiction set forth on Exhibit A attached to this Agreement, which address is the residence or principal place of business of the Investor and such address was not obtained or used solely for the purpose of acquiring the Units.

(e)	Purchasing as Principal. The Investor is purchasing the Units as principal for its own account and not for the benefit of any other person or is deemed under the Securities Laws to be purchasing the Units as principal.

(f)	Existing Ownership. As of the date hereof, the Investor does not beneficially own or have control or direction over, directly or indirectly, any Common Shares.

(g)	Securities Laws. The Investor acknowledges and confirms:

(i)	that the Investor (i) is both a “qualified institutional buyer”, as such term is defined in Rule 144A promulgated under the 1933 Act and an “accredited investor” as such term is defined in Rule 501(a) promulgated under the 1933 Act and (ii) (A) has total assets of at least US$50 million, (B) meets the definition of a "qualified purchaser" as defined under the Investment Company Act of 1940, as amended, or (C) is a registered investment company;

(ii)	that the Investor has made the investment decision to purchase the Units outside Canada, and has complied with the disclosure requirements applicable to the distribution under the securities law of the jurisdiction outside Canada;

(iii)	that the Investor is not purchasing the Units in a transaction or series of transactions that is part of a plan or scheme to avoid the prospectus requirements in connection with a distribution to a person or company in Canada;

(iv)	that the Unit Shares and Warrants underling the Units and Warrant Shares underling the Warrants have not been qualified for distribution by prospectus in Canada, that the Investor is acquiring the Units and the underlying Unit Shares and Warrants not with a present view to or for distributing or reselling such securities in Canada, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such securities in Canada;

(v)	the Investor is not resident in Canada or subject to applicable Canadian securities Laws;

(vi)	the Investor is knowledgeable of, or has been independently advised as to, the applicable securities Laws of Bermuda which would apply to this Agreement, if any;

(vii)	the Investor is purchasing the Units pursuant to exemptions from any prospectus, registration or similar requirements under the applicable securities Laws of Bermuda or, if such is not applicable, the Investor is permitted to purchase the Units under the applicable securities Laws of Bermuda without the need to rely on such an exemption;

(viii)	the applicable securities Laws of Bermuda do not require the Company or the Agents to file a prospectus, registration statement or similar document, to register the Units, the underlying Unit Shares or the Warrants or the underlying Warrant Shares or to make any filings with or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in Bermuda;

(ix)	the delivery of this Agreement, the acceptance of it by the Company and the issuance of the Units, the underlying Unit Shares or the Warrants or the underlying Warrant Shares to the Investor complies with or will comply with, as applicable, all applicable laws of the Investor’s jurisdiction of residence or domicile and all other applicable laws and will not cause the Company or the Agents to become subject to or required to comply with any disclosure, prospectus or reporting requirements under any such applicable laws;

(x)	the Investor will not sell, transfer or dispose of the Units, the underlying Unit Shares or the Warrants or the underlying Warrant Shares except in accordance with all applicable Laws, including applicable Securities Laws, and the Investor acknowledges that the Company shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Securities Laws;

(xi)	the Investor will, if requested by the Company, provide such evidence of compliance, including a certificate or opinion of local counsel in Bermuda, which will confirm all such matters as the Company or the Agents or their respective counsel may request;

(xii)	the Investor acknowledges and agrees that it has not received any confidential information memorandum or other offering memorandum or similar document in connection with its decision to enter into this Agreement and to consummate the purchase of Securities pursuant to this Agreement; and

(xiii)	the Investor has fully reviewed the Transaction Documents and the materials referenced therein relating to the transactions contemplated by the Transaction Documents. The Investor does not have any knowledge that the representations and warranties of the Company in this Agreement are not true and correct in all material respects and the Investor does not have any knowledge of any material errors in, or material omissions from this Agreement.

(h)	United States Securities Laws. The Investor acknowledges and agrees that:

(i)	the Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, including the Unit Shares, Warrants and Warrant Shares, and has so evaluated the merits and risks of such investment;

(ii)	the Investor is knowledgeable about the industries in which the Company operates and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and arising from the Units, Unit Shares, Warrants and Warrant Shares, as applicable, and is able to bear the substantial economic risk of an investment in the Units, Unit Shares, Warrants and Warrant Shares, as applicable, for an indefinite period of time and is able to afford a complete loss of such investment;

(iii)	the Investor has had the opportunity to review the forms of Warrant Certificate and Registration Rights Agreements and has been afforded, (i) the opportunity to discuss and ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Company's business, management, financial affairs and the terms and conditions of the Warrant Certificate and the Registration Rights Agreements and the offering of the Units (including the Unit Shares, Warrants, and the Warrant Shares, as applicable) and the merits and risks of investing in the Units; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment;

(iv)	neither the Company nor any other person acting on its behalf, including, for greater certainty, the Agents, or any of their respective Affiliates or representatives has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company (or its businesses or assets) or the Units, Unit Shares, Warrants or Warrant Shares, in each case, except as expressly set forth in this Agreement;

(v)	the Investor is consummating the transactions contemplated by this Agreement without any representation or warranty, express or implied, by any person, except for the representations and warranties of the Company expressly set forth in Section 3.1;

(vi)	the Investor is relying on its own due diligence, investigation and analysis in entering into the transactions contemplated by this Agreement;

(vii)	neither the Agents nor any of their Affiliates nor the Agents' legal counsel has provided the Investor with any information or advice with respect to the Units nor is such information or advice necessary or desired;

(viii)	neither the Agents nor any of their Affiliates nor the Agents' legal counsel has made or makes any representation as to the Company or the quality of the Units and the Agents and any of their Affiliates and their legal counsel may have acquired non-material non-public information with respect to the Company which such Investor agrees need not be provided to it;

(ix)	in connection with the issuance of the Units to such Investor, neither the Agents nor any of their Affiliates or their legal counsel has acted as a financial advisor or legal advisor or fiduciary to such Investor;

(x)	other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the proposed terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if the Investor is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the assets of the Investor and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the assets of the Investor, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Unit Shares and the Warrants comprising the Units covered by this Agreement. Other than to other Persons party to this Agreement or to the representatives of the Investor that are bound by confidentiality obligations, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Investor have maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction); and

(xi)	the Investor understands that the Units are being offered and sold to it hereunder in reliance upon specific exemptions from the registration requirements of the 1933 Act, the rules and regulations promulgated under the 1933 Act and state securities laws and acknowledges and agrees that, as of the Closing Date, the Securities have not been registered under the 1933 Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act and in compliance with state securities laws. The Investor agrees with the Company that it will only sell Securities in compliance with the legend applicable to the Securities;

(i)	No Representations. No person has made to the Investor any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities;

(ii)	that any person will refund the purchase price of any of the Securities;

(iii)	as to the future price or value of any of the Securities; or

(iv)	that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on a stock exchange, other than the current listing of the Common Shares on the TSX and the Nasdaq.

(j)	Not a "Control Person". The Investor will not become a "control person" (as defined in the Securities Act (Ontario)) by virtue of the purchase of the Units, and has no current intention to act in concert with any other person to form a control group of the Company.

(k)	Filings. If required by applicable Securities Laws, policy or order or by any Securities Regulators, stock exchange or other Governmental Entity, the Investor will execute, deliver, file and otherwise assist the Company in filing, such reports, undertakings and other documents with respect to the issue of the Unit Shares and Warrants comprising the Units as may be reasonably required.

(l)	Source of Funds. The funds representing the Subscription Amount and any funds representing the Over-Allotment Option Subscription Amount will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (for the purposes of this paragraph the "PCMLTFA") and the Investor acknowledges that it understands that the Company may in the future be required by law to disclose the name of the Investor, other information relating to this Agreement, and the subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of the knowledge of the Investor, the Investor agrees that (a) none of the subscription proceeds (i) have been or will be derived directly or indirectly from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or the international jurisdiction in which the Investor is resident, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Investor and, (b) the Investor agrees to promptly notify the Company if it discovers that any of such representations cease to be true, and to provide the Company with appropriate information in connection therewith.

(m)	Collection of Personal Information. The Investor:

(i)	acknowledges and consents to the Company collecting and delivering to Governmental Entities in the United States or in any of the Reporting Jurisdictions any personal information provided by the Investor which is required to be provided in satisfaction of the Company's obligations pursuant to Securities Laws; and

(ii)	acknowledges that its name and other specified information, including the number of Unit Shares and Warrants comprising the Units subscribed for, may be disclosed to (A) Canadian Securities Regulators and may become available to the public in accordance with the requirements of applicable Laws and (B) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada). The Investor consents to the disclosure of that information.

(n)	Wall-Cross Matters. The Investor acknowledges and agrees that it has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company or the Agents with respect to the transactions contemplated by this Agreement until after the Company issues a press release disclosing the material terms of the transactions contemplated hereby prior to the Disclosure Time. Solely for purposes of this Section 3.2(n), subject to the Investor's compliance with its obligations under U.S. federal Securities Laws and the Investor's internal policies, (i) the Investor will not include any employees or affiliates of the Investor that are effectively walled off by appropriate "Fire Wall" information barriers approved by the Investor's legal or compliance department, and (ii) the foregoing representations and covenants of this Section 3.2(n) will not apply to any transaction by or on behalf of an account that was effected without the advice or participation of, or such account's receipt of information regarding the transactions contemplated hereby provided by, the Investor.

(o)	No Reliance on the Agents. The Investor acknowledges and agrees the Agents have not acted as a financial advisor or fiduciary to the Investor and that the Agents and their respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Public Disclosure Documents and make no representation or warranty to the Investor, express or implied, with respect to the Company, the Units, the Unit Shares or the Warrants or the accuracy, completeness or adequacy of the information provided to the Investor or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor.

(p)	Non-Public Information. The Investor acknowledges and understands that the Company and its Affiliates now possess and may hereafter possess certain material non-public information regarding the Company not known to the Investor that may be material to an investment decision and impact the value of the Units (collectively, the "Information"). The Investor understands, based on its experience, sophistication and knowledge, the disadvantage to which the Investor is subject due to the disparity of information that may exist between the Company and its Affiliates, on the one hand, and the Investor on the other hand. Notwithstanding that it is aware that the Information exists and notwithstanding such disparity, the Investor has deemed it appropriate to enter into this Agreement and subscribe for the Units.

(q)	Legal Advice. The Investor acknowledges and agrees that: (i) the Agents' legal counsel and the Company's legal counsel are acting, and at all times have acted, as legal counsel to the Agents and the Company, as applicable, and not as legal counsel to the Investor; and (ii) neither the Agents' legal counsel nor the Company's legal counsel assumes any responsibility or liability of any nature whatsoever for the accuracy or adequacy of any of the information furnished to the Investor in connection with the Offering. The Agents' legal counsel and the Company's legal counsel are entitled to the benefit of this subsection 3.2(q) and subsection 3.2(h).

3.3	Survival of Representations and Warranties

The representations and warranties contained herein shall survive the Closing hereunder until the six-month anniversary thereof, unless bona fide notice of a Claim shall have been made in writing before such date, in which case the representation and warranty to which such notice applies shall survive in respect of that Claim until the final determination or settlement of the Claim, notwithstanding any investigation made by or on behalf of the Party entitled to rely on such representation and warranty.

Article 4

Acknowledgements of the Investor

4.1	Acknowledgements of the Investor

The Investor acknowledges that:

(a)	the Company may complete additional financings in the future in order to develop the business of the Company and fund its ongoing operations and development, and such future financings may have a dilutive effect on current securityholders of the Company, including the Investor, and there can be no assurance that such financing will be available, on reasonable terms or at all, and if not available, the Company may be unable to fund its ongoing development;

(b)	the Company has advised the Investor that the Company is relying on and will be representing to Governmental Entities that it is relying on an exemption from the requirements to provide the Investor with a prospectus in Canada pursuant to Section 2.3 of OSC Rule 72-503 – Distributions Outside of Canada and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Canadian securities Laws, including statutory rights of rescission or damages, will not be available to the Investor;

(c)	other than the fees payable to the Agents, no other fee or commission is payable by the Company in connection with the completion of the transactions contemplated by this Agreement;

(d)	the indemnification of the Agents by the Company and the restrictions on issuances of securities by the Company and trading in securities of the Company by its directors and executive officers for certain periods, each as provided for in the Engagement Letter;

(e)	there may be material tax consequences to the Investor as a result of the acquisition or disposition of the underlying Unit Shares and Warrants and the Warrant Shares issuable upon exercise of the Warrants, and the Company gives no opinion and makes no representations with respect to the tax consequences to the Investor under United States federal, state or local, Canadian federal, provincial or local or other foreign tax law of any such acquisition or disposition of such underlying Unit Shares and Warrants or Warrant Shares issuable upon exercise of the Warrants, as applicable; and

(f)	the Company makes no and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1.

Article 5
ADDITIONAL COVENANTS

5.1	Actions to be Taken by the Company

The Company will

(a)	promptly following the Closing Date, file with the Securities Regulator in Ontario the Form 72-503F Report of Distributions Outside Canada, in connection with this Agreement and the transactions contemplated by this Agreement; and

(b)	ensure that the issue and sale of the Units and underlying Unit Shares and Warrants by the Company to the Investor and the Warrant Shares issuable upon exercise of the Warrants by the Investor, will comply, in all material respects, with the requirements of Securities Laws.

5.2	Filings

The Investor will, or will cause others to, as applicable, execute, deliver, file and otherwise assist the Company in filing on a timely basis, such reports, undertakings and other documents required by applicable Laws in connection with the transactions contemplated hereunder.

5.3	Furnishing of Information

Until the six-month anniversary of the date hereof, the Company shall use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to applicable Securities Laws.

5.4	Integration

The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Units and the underlying Unit Shares and Warrants for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

5.5	Securities Laws Disclosure; Publicity

The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the 1934 Act. Neither the Company nor the Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Investor, or without the prior consent of the Company, with respect to any press release of the Company, except if such disclosure is required by applicable regulation or law. Notwithstanding the foregoing, the Company shall not publicly disclose the name the Investor, or any of its respective affiliates or investment advisers, including in any press release, or include the name of the Investor, or any of its respective affiliates or investment advisers in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (a) as required by applicable Securities Laws, including in the Registration Statement and the Company's Form 8-K disclosing the transactions contemplated by the Transaction Documents, and (b) to the extent such disclosure is required by law or trading market regulations. The foregoing requirements shall not apply in respect of any public disclosure naming the Investor or any of its affiliates or investment advisers using language previously approved by the Investor in writing within the same fiscal year.

5.6	Use of Proceeds

The Company shall use the net proceeds from the sale of the Units hereunder for general corporate purposes.

5.7	Reservation of Common Shares

As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of pre-emptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to issue Warrant Shares pursuant to any exercise of the Warrants.

5.8	Notification to the Agents

The Company covenants and agrees with the Agents that the Company shall advise the Agents promptly of: (A) the suspension of the qualification or registration for resale of (or any such exemption relating to) the Unit Shares and Warrants underlying the Units or the Warrant Shares issuable upon exercise of the Warrants for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use commercially reasonable efforts to obtain the earliest possible withdrawal thereof; (B) of the occurrence of any event at any time prior to the Closing as a result of which any material information regarding the Company or its assets previously provided to the Agents has changed, or the discovery of any untrue statement or material fact in the Public Disclosure Documents; and (C) of the receipt by the Company of any notice with respect to any suspension of the qualification or registration for resale of the Unit Shares and Warrants underlying the Units or the Warrant Shares issuable upon exercise of the Warrants offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use commercially reasonable efforts to prevent the issuance of any such order preventing or suspending any such qualification or registration for resale of the Unit Shares and Warrants underlying the Units or the Warrant Shares issuable upon exercise of the Warrants and, if any such order is issued, will obtain as soon as possible the withdrawal thereof;

5.9	Listing of Common Shares

The Company shall use commercially reasonable efforts to maintain the listing or quotation of the Common Shares on the TSX and the Nasdaq until the six-month anniversary of the date hereof. Promptly following the date hereof, the Company shall (i) apply to list all of the Unit Shares underlying the Units and the Warrant Shares issuable on the exercise of the Warrants on the TSX; and (ii) provide notice to the Nasdaq with respect to all of the Unit Shares underlying the Units and the Warrant Shares issuable on the exercise of the Warrants. The Company further agrees, if the Company applies to have the Common Shares traded on any other trading market, it will then include in such application all of the Unit Shares underlying the Units and Warrant Shares issuable on the exercise of the Warrants, and will take such other action as is necessary to cause all of the Unit Shares underlying the Units and Warrant Shares issuable on the exercise of the Warrants to be listed or quoted on such other trading market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Shares on a trading market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the trading market. The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

5.10	Transfer Restrictions.

(a)	The Securities may only be disposed of in compliance with state and federal securities Laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Investor or in connection with a pledge as contemplated in Section 5.10(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the applicable Registration Rights Agreement and shall have the rights and obligations of the Investor under this Agreement and the applicable Registration Rights Agreement.

(b)	The Investor agrees to the imprinting, so long as is required by this Section 5.10, of a legend on any of the Securities in the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO CANOPY GROWTH CORPORATION (THE “CORPORATION”) (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B), (C)(1), (C)(2) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO ODYSSEY TRUST COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

The Company acknowledges and agrees that the Investor may from time to time, subject to applicable law, pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the 1933 Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the applicable Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424 under the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of Selling Stockholders (as defined in the applicable Registration Rights Agreement) thereunder.

(c)	The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Investor promptly after the effective date of the applicable Registration Statement if required by the transfer agent to effect the removal of the legend hereunder in connection with a sale in accordance with the Share Transfer Memo (as such term is defined in the Registration Rights Agreement). Except as otherwise required by applicable law, the Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.10.

(d)	The Investor agrees with the Company that the Investor will sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates or direct registration statements representing Securities as set forth in this Section 5.10 is predicated upon the Company’s reliance upon this understanding.

5.11	Non-Public Information.

Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to the terms of this Agreement, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Investor shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to the Investor without the Investor’s consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Agents, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Agents, not to trade on the basis of, such material, non-public information, provided that the Investor shall remain subject to applicable Law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall promptly after the delivery of such notice file such notice with the SEC pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

5.12	Subsequent Equity Sales.

(a)	From the date hereof until 60 days after the Initial Closing Date, the Company shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or Common Share Equivalents (other than the Units and the Securities underlying the Units in connection with the Offering).

(b)	Notwithstanding the foregoing, this Section 5.12 shall not apply in respect of an Exempt Issuance.

5.13	Exercise Procedures.

The form of Election to Purchase included in the Warrant Certificates sets forth the totality of the procedures required of the Investor in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Investor to exercise the Warrants. Without limiting the preceding sentences, no ink-original Election to Purchase shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Election to Purchase form be required in order to exercise the Warrants. The Company shall honor exercises of the Warrants in accordance with the terms of the Warrant Certificate and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Warrant Certificate.

Article 6
CLOSING

6.1	Closing

Subject to the terms and conditions of this Agreement, the Closing for the purchase of the Units herein will be completed on the applicable Closing Date electronically via email or by such other means as may be agreed upon by the Parties at the Time of Closing on the applicable Closing Date.

6.2	Company Closing Deliveries – Closing

At or prior to each applicable Closing Date, the Company shall deliver or cause to be delivered to the Investor, mutatis mutandis, the following Closing Documents:

(a)	evidence of the conditional approval of the issuance and listing of the Unit Shares underlying the Units and Warrant Shares issuable upon the exercise of the Warrants on the TSX and evidence of the submission of a listing of additional shares notice with the Nasdaq;

(b)	evidence satisfactory to the Investor, acting reasonably, that CBG Group has waived in writing its pre-emptive rights to participate in the Offering pursuant to the second amended and restated investor rights agreement between the Company and CBG Group dated April 18, 2019;

(c)	an executed copy of: (i) the Warrant Certificate and (ii) on the Closing Date, the applicable Registration Rights Agreement;

(d)	a certificate of compliance with respect to the Company issued by Corporations Canada as at the Business Day prior to the Closing Date;

(e)	a certificate addressed to the Investor and signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company or other senior officers of the Company acceptable to the Investor, certifying for and on behalf of the Company and without personal liability, that:

(i)	the Company has complied in all material respects with the terms and conditions of this Agreement on its part to be complied with at or prior to the Closing Time;

(ii)	the representations and warranties of the Company and/or its Subsidiaries contained in this Agreement will be true and correct in all material respects as of the Closing Date as if made as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case, such representations and warranties will have been true and correct in all material respects as of that date);

(iii)	no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officer, contemplated or threatened by any regulatory authority;

(iv)	since the date of the most recent Financial Statements: (A) other than as disclosed in the Public Disclosure Documents, there has been no change (financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect; and (B) other than as disclosed in the Public Disclosure Documents no transaction has been entered into by the Company or its Subsidiaries which is or would be material to such entity other than in the ordinary course of business; and

(v)	the Company has not become aware of a change in any material fact or any misrepresentation in any information regarding the Company which is required to be disclosed in the Public Disclosure Documents;

(f)	a certificate from a duly authorized officer of the Company certifying (i) the Articles, (ii) the by-laws of the Company, and (iii) the resolutions of the Board approving the issuance of the Units, the underlying Unit Shares and Warrants, and Warrant Shares issuable upon exercise of the Warrants, the execution, delivery and performance of this Agreement, the Warrant Certificate and the applicable Registration Rights Agreement and the consummation of the transactions contemplated hereunder and thereunder and such other matters as the Investor may reasonably request;

(g)	a certificate from the Transfer Agent: (i) as to its appointment as transfer agent and registrar of the Common Shares; and (ii) as to the number of issued and outstanding Common Shares as at the close of business on the Business Day prior to the Closing Date; and

(h)	such other instruments or documents, in registrable form or otherwise, in respect of the Units as the Investor may reasonably require to assure the completion of the transactions contemplated by this Agreement.

6.3	Closing Deliveries – Closing

At or prior to each applicable Closing Date, the Investor shall deliver or cause to be delivered to the Company, mutatis mutandis, the following:

(a)	payment of the Subscription Amount or the Over-Allotment Option Subscription Amount, as applicable, in accordance with Section 2.3; and

(b)	such other instruments or documents, in registrable form or otherwise, in respect of the Units as the Company may reasonably require to assure the completion of the transactions contemplated by this Agreement.

Article 7
GENERAL PROVISIONS

7.1	Notices

(a)	Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by email or other similar form of communication (provided that if a method of notice other than email is selected, the notice shall also be sent by email), in each case addressed as follows:

(i)	in the case of the Investor:

[__]

Attention:              [__]

Email:                    [__]

with a copy (which does not constitute notice) to:

[__]

Attention:               [__]

Email:                     [__]

(ii)	in the case of the Company:

Canopy Growth Corporation

1 Hershey Drive
Smiths Falls, Ontario K7A 0A8

Attention:             Christelle Gedeon, Chief Legal Officer

Email:                   christelle.gedeon@canopygrowth.com

with a copy (which does not constitute notice) to:

Cassels Brock & Blackwell LLP

40 Temperance Street, Suite 3200

Toronto, Ontario M5H 0B4

Attention:              Jonathan Sherman

Email:                    jsherman@cassels.com

(b)	Any notice, direction or other instrument will (i) if delivered by hand, be deemed to have been given and received on the day it was delivered; (ii) if mailed, be deemed to have been given and received on the third Business Day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received; and (iii) if sent by email or other similar form of communication, be deemed to have been given and received on the Business Day following the day it was so sent.

(c)	Either Party may at any time change its address for service from time to time by giving notice to the other Party in accordance with this Section 7.1.

7.2	Further Assurances

Each of the Parties hereto shall, from time-to-time hereafter and upon any reasonable request of the other, promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things as may be required or necessary for the purposes of giving effect to this Agreement.

7.3	Amendments

No amendment or waiver of any provision of this Agreement shall be binding on any Party unless consented to in writing by such Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

7.4	Assignment

Neither Party may assign any of its rights or benefits under this Agreement, or delegate any of its duties or obligations, except with the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

7.5	Successors and Assigns

This Agreement shall enure to the benefit of and shall be binding on and enforceable by and against the Parties and their respective successors or heirs, executors, administrators and other legal personal representatives, and permitted assigns.

7.6	No Partnership

Nothing in this Agreement or in the relationship of the Parties hereto shall be construed as in any sense creating a partnership among the Parties or as giving to any Party any of the rights or subjecting any Party to any of the creditors of the other Party.

7.7	Expenses

Unless otherwise explicitly stated herein or in the Engagement Letter, each Party shall be responsible for their own fees and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated herein. The Company shall be responsible for the payment of the fee payable to the Agents, financial advisory fees, Transfer Agent fees, the Depository Trust Company fees or broker's commissions relating to or arising out of the transactions contemplated hereby.

7.8	Reliance by Agents

The Agents may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Agents. The Agents shall be a third-party beneficiary to this Agreement to the extent provided in this Section 7.8.

7.9	Language

The Parties confirm having requested that this Agreement and all notices or other communications relating to them be drawn-up in the English language only. Les Parties aux présentes confirment avoir requis que cette convention ainsi que tous les avis et autres communications s'y rapportant soient rédigés en langue anglaise seulement.

7.10	Counterparts

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts (including counterparts delivered by facsimile or email), with the same effect as if all Parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement.

* * * * * * *

IN WITNESS WHEREOF this Agreement has been executed by the Parties.

CANOPY GROWTH CORPORATION
Per:
Name: Judy Hong
Title: Chief Financial Officer

[__]

Per:
Name:
Title:

SCHEDULE "A"

WARRANT CERTIFICATE

SCHEDULE "B"

INITIAL REGISTRATION RIGHTS AGREEMENT

SCHEDULE "C"

SECOND REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

Investor

Name of Investor	Residence Jurisdiction	Aggregate Principal Amount of Units	Subscription Amount	Registration Name	Registration Address	Delivery Address

TOTAL:

Exhibit 10.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September [_], 2023, between Canopy Growth Corporation, a corporation governed by the federal laws of Canada (the “Company”), and each of the several investors signatory hereto (each such investor, an “Investor” and, collectively, the “Investors”).

This Agreement is made pursuant to the Subscription Agreements, dated as of September 18, 2023, between the Company and each Investor (each, a “Purchase Agreement”).

The Company and the Investor hereby agree as follows:

1.            Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(c).

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 5th Trading Day following the date the staff of the SEC informs the Company that the it is not going to review the Initial Registration Statement (or, in the event of a “full review” by the Commission, the 60th calendar day following the Filing Date) and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 5th Trading Day following the date the staff of the SEC informs the Company that the it is not going to review the additional Registration Statement(or, in the event of a “full review” by the Commission, the 60th calendar day following the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the staff of the SEC that one or more of the above Registration Statements is no longer subject to further review and comment by the staff of the SEC, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(d).

“Event Date” shall have the meaning set forth in Section 2(d).

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 2nd Trading Day following the date hereof and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practicable date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the SEC pursuant to the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) all Unit Shares issued to the Investor on the [Initial Closing Date (the “Initial Closing Unit Shares”)], (b) all Warrant Shares then issued and issuable, in each case upon exercise of the Warrants issued upon the [Initial Closing Date (the “Initial Closing Warrant Shares”)], (c) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the 1933 Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders, and the Company or counsel to the Company has provided an instruction letter/opinion to the Transfer Agent to remove all restrictive legends on all Registrable Securities and all such legends under the 1933 Act have been removed. Notwithstanding the foregoing, the Investor acknowledges that the Company is an issuer described in Rule 144(i)(1)(ii) 1933 Act, and the Registrable Securities will no longer be Registrable Securities if, in connection with the Company’s efforts to remove the legends from the Registrable Securities in accordance with the immediately preceding clause (c) of this definition of Registrable Securities, the Company provides the Investor with notice of its request that the Investor to provide a duly executed Legend Removal Certificate in the form attached hereto as Annex A (a “Legend Removal Certificate”), and the Investor does not provide a duly executed Legend Removal Certificate within three Trading Days from such receiving notice of such request.

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“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c) or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a).

“SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the 1933 Act.

2.            Shelf Registration.

(a)            On or prior to each Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(e)) and shall contain (unless otherwise directed by at least 85% in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex B and substantially the “Selling Stockholder” section attached hereto as Annex C subject, in each case, subject to any comments from the staff of the SEC requiring changes to the Plan of Distribution or Selling Stockholder section of the prospectus; provided, however, that no Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent. Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the 1933 Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the 1933 Act until the date that all Registrable Securities cease to be Registrable Securities (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement as of 4:00 p.m. (New York City time) or as soon thereafter as is practicable on a Trading Day. The Company shall immediately notify the Holders via e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company is notified of such effectiveness by the staff of the SEC. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the SEC as required by Rule 424. Failure to so notify the Holder within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(d).

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(b)            Notwithstanding the registration obligations set forth in Section 2(a), if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(e); provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Securities Act Rules Compliance and Disclosure Interpretation 612.09.

(c)            Notwithstanding any other provision of this Agreement, if the SEC or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

a.	First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities;

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b.	Second, the Company shall reduce Registrable Securities represented by [Initial Closing Warrant Shares] (applied, in the case that some [Initial Closing Warrant Shares] may be registered, to the Holders on a pro rata basis based on the total number of unregistered [Initial Closing Warrant Shares] held by such Holders); and

c.	Third, the Company shall reduce Registrable Securities represented by [Initial Closing Unit Shares] (applied, in the case that some [Initial Closing Unit Shares] may be registered, to the Holders on a pro rata basis based on the total number of unregistered [Initial Closing Unit Shares] held by such Holders).

In the event of a cutback hereunder, the Company shall give the Holder at least three (3) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its reasonable best efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

(d)            [Reserved]

(e)            If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall, to the extent permitted by SEC Guidance, maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(f)            Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or affiliate of a Holder as any underwriter without the prior written consent of such Holder.

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3.            Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)            Not less than twenty-four (24) hours prior to the filing of each Registration Statement and not less than 24 hours prior to the filing of any related Prospectus or any amendment or supplement thereto (other than any prospectus supplement filed to update a Prospectus with filings the Company makes pursuant to Section 13 and 15(d) of the Exchange Act), the Company shall furnish to each Holder copies of all such documents proposed to be filed will be subject to the review of such Holders. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith (as determined in the sole discretion of the Company) , provided that, the Company is notified of such objection in writing no later than twenty-four (24) hours after the Holders have been so furnished copies of a Registration Statement or one twenty-four (24) hours after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex D (a “Selling Stockholder Questionnaire”) on a date that is not less than one (1) Trading Day prior to the Filing Date.

(b)            (i) Prepare and file with the SEC such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the 1933 Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the SEC relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries or that does not relate to the Offering or the Registrable Securities), and (iv) comply in all material respects with the applicable provisions of the 1933 Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement, as so amended, or in such Prospectus, as so supplemented.

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(c)            [Reserved].

(d)            Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries, and the Company agrees that the Holders shall not have any duty of confidentiality to the Company or any of its Subsidiaries and shall not have any duty to the Company or any of its Subsidiaries not to trade on the basis of such information.

(e)            Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

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(f)            Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC, provided that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(g)            Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h)            Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i)            If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent the Holder complies with the Share Transfer Memorandum attached hereto as Annex E (the “Share Transfer Memorandum”), of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(j)            Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(j) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

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(k)            Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the Exchange Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(l)            The Company shall use its reasonable best efforts to become eligible to use Form S-3 (or any successor form thereto) and, if eligible to use Form S-3 (or any successor form thereto), the Company shall use its reasonable best efforts to maintain such eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(m)            The Company may require each selling Holder to furnish to the Company a certified statement as to the number of Common Shares beneficially owned by such Holder and, if required by the SEC, the natural persons thereof that have voting and dispositive control over the shares.

4.            Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any Trading Market on which the Common Shares are then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) 1933 Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

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5.            Indemnification.

(a)            Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Shares), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex B hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(c). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(f).

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(b)            Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus, (ii) to the extent, but only to the extent, that such information relates to such Holder’s information provided in the Selling Stockholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex B hereto for this purpose), such Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(c). In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

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(c)            Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

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(d)            Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

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6.            Miscellaneous.

(a)            Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)            No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Except the Common Shares issuable upon exercise of the warrants issued to the Agents in the transactions contemplated by the Purchase Agreement (if any), neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities. The Company shall not file any other registration statements until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from filing: (i) amendments to registration statements filed prior to the date of this Agreement so long as no new securities are registered on any such existing registration statements, (ii) any registration statement required to be filed pursuant to contractual obligations existing on the date hereof and (iii) or a registration on Form S-8.

(c)            Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(d)            Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 50.1% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Warrants), provided that, if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall be required. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(d). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

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(e)            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(f)            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities.

(g)            No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(h)            Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

(i)            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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(j)            Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(k)            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)            Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(m)            Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CANOPY GROWTH CORPORATION

By:
Name:
Title:

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO CGC RRA]

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]

Annex A

LEGEND REMOVAL CERTIFICATE

Annex B

Plan of Distribution

Annex C

SELLING SHAREHOLDERS

Annex D

CANOPY GRowth corporation

Selling Stockholder Notice and Questionnaire

Annex E

Share Transfer Memorandum

Exhibit 99.1

Canopy Growth Announces Private Placement of up to US$50 Million

SMITHS FALLS, ON. September 18, 2023 -- Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX: WEED) (Nasdaq: CGC), today announced that it has entered into subscription agreements (the “Subscription Agreements”), dated September 18, 2023, with certain institutional investors (the “Investors”) in a private placement offering (the “Offering”) of 22,929,468 units (“Units”) at a price per Unit of US$1.09 for aggregate gross proceeds of approximately US$25,000,000. The Investors also hold an over-allotment option to acquire up to an additional 22,929,468 Units at a price per Unit of US$1.09 for aggregate gross proceeds of US$25,000,000 at the discretion of the Investors at any time on or before November 2, 2023 (the “Over-Allotment Option”).

The purpose of the offering is to provide the Company with additional liquidity of up to US$50MM to further strengthen Canopy Growth’s financial position and is expected to be used for working capital and other general corporate purposes.

Each Unit will be comprised of one common share of the Company (a “Common Share”) and one Common Share purchase warrant (a “Warrant”). Each Warrant will entitle the holder to acquire one Common Share from the Company at a price equal to US$1.35 for a period of five years from the date of issuance. The Company has also agreed to provide the Investors with customary registration rights.

The closing of the private placement pursuant to the Subscription Agreements (not including the Over-Allotment Option) is expected to occur on or about September 19, 2023, subject to customary closing conditions.

This news release is issued pursuant to Rule 135c under the Securities Act of 1933 and shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Canopy Growth

Canopy Growth is a leading North American cannabis and consumer packaged goods (“CPG”) company dedicated to unleashing the power of cannabis to improve lives. Through an unwavering commitment to our consumers, Canopy Growth delivers innovative products with a focus on premium and mainstream cannabis brands including Doja, 7ACRES, Tweed, and Deep Space. Canopy Growth’s CPG portfolio features targeted 24-hour skincare and wellness solutions from This Works, gourmet wellness products by Martha Stewart CBD, and category defining vaporizer technology made in Germany by Storz & Bickel.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through its rights to Acreage Holdings, Inc., a vertically integrated multi-state cannabis operator with principal operations in densely populated states across the Northeast, as well as Wana Brands, a leading cannabis edible brand in North America, and Jetty Extracts, a California-based producer of high-quality cannabis extracts and pioneer of clean vape technology.

Beyond our world-class products, Canopy Growth is leading the industry forward through a commitment to social equity, responsible use, and community reinvestment—pioneering a future where cannabis is understood and welcomed for its potential to help achieve greater wellbeing and life enhancement.

For more information visit www.canopygrowth.com

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Examples of such statements and uncertainties include statements with respect to the Over-Allotment Option in connection with the Offering; the expected closing date of the Offering; expectations regarding the strengthening of the Company’s financial position; and expectations regarding the use of the proceeds from the Offering.

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including negative operating cash flow; uncertainty of additional financing; use of proceeds; volatility in the price of the Common Shares; expectations regarding future investment, growth and expansion of operations; regulatory and licensing risks; changes in general economic, business and political conditions, including changes in the financial and stock markets and the impacts of increased rates of inflation; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis; additional dilution; political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks contained in the public filings of the Company filed with Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and with the SEC through EDGAR at www.sec.gov/edgar, including under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended March 31, 2023 and its subsequently filed quarterly reports on Form 10-Q

In respect of the forward-looking statements and information, the Company has provided such statements and information in reliance on certain assumptions that they believe are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and the Company does not undertake any obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Contact

Media Contact:

Laura Nadeau

Manager, Communications

media@canopygrowth.com

Investor Contact:

Tyler Burns

Director, Investor Relations

Tyler.Burns@canopygrowth.com